LETTER FOR COMMISSION ONLY -
         NOT TO BE INCLUDED AS PART OF THE EDGAR FILING


April 23, 1999

Securities and Exchange Commission
Attn: Securities Division
450 Fifth Street, NW
Washington, DC   20549

  Re: Secondary Offering of Securities on Form S-3 by Security
      Holders

Dear Sirs:

The registration statement on Form S-3 submitted by Comptek Research, Inc. relates to the proposed sale of up to $15 million principal amount of convertible subordinated debentures and related conversion shares. The registration involves a secondary offering for the account of selling security holders and none of the proceeds of the offering will go to Comptek.

The debentures were originally issued by Comptek in March 1999 in a private placement pursuant to Rule 506 under Regulation D.

Sincerely,



/s/Christopher A. Head
Christopher A. Head
Executive Vice President
  and General Counsel
(716) 677-4070 - telephone
(716) 677-0014 - fax



                                 Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM S-3
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933



                     COMPTEK RESEARCH, INC.
     (Exact Name of Registrant as Specified in its Charter)


              NEW YORK                            16-0959023
_______________________________              _____________________
(State or other Jurisdiction of              (IRS Employer
Incorporation or Organization)                Identification No.)


                       2732 TRANSIT ROAD
                  BUFFALO, NEW YORK 14224-2523
                         (716) 677-4070
_________________________________________________________________
 (Address, including zip code, and telephone number, including area code of Registrant's Principal Executive Offices)




                   CHRISTOPHER A. HEAD, ESQ.
                     COMPTEK RESEARCH, INC.
                       2732 TRANSIT ROAD
                  BUFFALO, NEW YORK 14224-2523
                         (716) 677-4070
___________________________________________________________________
      (Address, including zip code, and telephone number,
           including area code, of agent for service)
                 ______________________________
                           Copies to:


                    JAMES R. TANENBAUM, ESQ.
                 STROOCK & STROOCK & LAVAN, LLP
                         180 MAIDEN LANE
                       NEW YORK, NY 10038

Approximate date of commencement of proposed sale to the public:
FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES
EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box.    [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box.   [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If delivery of this Prospectus is expected to be made pursuant to
Rule 434, please check the following box.   [ ]




CALCULATION OF
REGISTRATION
FEE

 Title of each                    Proposed     Proposed
   class of        Amount to      Maximum       Maximum     Amount of
 Securities to        be          Offering     Offering     Registra-
 be Registered    Registered      Price(1)       Price      tion Fee
 --------------   ----------     ----------   ----------    ---------


8 1/2%
Convertible
Subordinated      $15,000,000     100%         $15,000,000    $4,170
Debentures due
2004

Common Stock,
par value $.02      1,578,947      ---          ---           ---
per share (2)

                   ---------------------------------------------------

(1) Equals the aggregate principal amount of the securities being registered.

(2) Such number represents the number of shares of common stock that are currently issuable upon conversion of the debentures; pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the debentures as a result of the anti-dilution protection of the debentures.
     Pursuant to Rule 457(i), no registration fee is required for these shares.


THE REGISTRANT HEREBY UNDERTAKES TO AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

          SUBJECT TO COMPLETION, DATED APRIL ___, 1999

                    COMPTEK RESEARCH, INC.
                           $15,000,000
      8 1/2% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004
                               and
1,578,947 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE
                           DEBENTURES

By this prospectus, holders of Comptek Research, Inc. 8 1/2% Convertible Subordinated Debentures due 2004 are offering to sell an aggregate principal amount of $15,000,000 of the debentures and/or up to 1,578,947 shares of our common stock in to which the debentures are convertible. The debentures were issued by Comptek at 100% of the principal amount in a private placement in March 1999.

Interest on the principal amount of the debentures is payable in arrears at the annual rate of 8 1/2% on October 1 and April 1 of each year, beginning October 1, 1999. The holders of the debentures may convert any principal amount of a debentures, in multiples of $1,000, into common stock at a conversion price of $9.50 per share, subject to adjustment in certain events. The debentures, which are unsecured and rank below our existing and future senior indebtedness, will mature on April 1, 2004, unless earlier converted or redeemed.

On April 12, 1999, the closing price of our common stock on the American Stock Exchange (symbol "CTK") was $8.125 per share.

Although our common stock is traded on the American Stock
Exchange, we do not intend to apply for listing of the debentures on any securities exchange or for quotation through any automated quotation system.

We will not receive any proceeds from the sale of the debentures and the common stock into which the debentures are convertible by the selling holders. We will pay all expenses (other than selling commissions and fees and stock transfer taxes) of the registration and sale of the debentures and the common stock.
The selling holders may offer the debentures or the shares of common stock through brokers, dealers or agents or directly to purchasers. These transactions may be effected at market prices prevailing at the time of sale or at privately negotiated prices.

INVESTING IN THE DEBENTURES OR THE COMMON STOCK INTO WHICH THE DEBENTURES ARE CONVERTIBLE INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 12 FOR A DISCUSSION OF SOME IMPORTANT RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY DEBENTURES OR ANY SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is April __, 1999

                        TABLE OF CONTENTS



ABOUT THIS PROSPECTUS                                           7

FORWARD-LOOKING INFORMATION                                     7

HOW TO OBTAIN MORE INFORMATION                                  7

SUMMARY                                                         9
     The Company                                                9
     Summary of the Debentures Offered by
     Selling Security Holders                                  11

RISK FACTORS                                                   12
     Dependence on Future Military Spending                    12
     Dependence on U.S. Government Contracts:
     Risks Inherent in U.S. Government Contracts               12
     Fixed-Price Contracts                                     12
     Ability to Assimilate Acquisitions
       and Acquisition Strategy                                13
     Substantial Debt; Need for Additional Financing           13
     International Sales                                       13
     Competitive Environment                                   14
     Subordination                                             14
     Year 2000 Issue                                           14
     Need for Additional Technical Personnel                   15
     Absence of Public Market;
     Possible Volatility of Stock Price                        15

USE OF PROCEEDS                                                15

RATIO OF EARNINGS TO FIXED CHARGES                             15

RECENT DEVELOPMENTS                                            15

DESCRIPTION OF DEBENTURES                                      19
     General                                                   19
     Form of Debentures                                        19
     Conversion Rights                                         20
     Penalty for Late Delivery of Conversion Shares            21
     Subordination of Debentures                               21
     Optional Redemption                                       22
     Certain Rights to Require Repurchase
       of Debentures by the Company                            22
     Modification of the Indenture                             24
     Events of Default, Notice and Waiver                      25
     Consolidation, Merger, Sale or Conveyance                 26
     Marketability                                             26
     Governing Law                                             26
     Registration Rights Agreement                             26


SELLING HOLDERS                                                27

PLAN OF DISTRIBUTION                                           28

LEGAL MATTERS                                                  30

EXPERTS                                                        30


                      ABOUT THIS PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

In this prospectus, references to "we," "us," "our," "Company," and "Comptek" refer to Comptek Research, Inc. and its subsidiaries, and not to the selling security holders.

                  FORWARD-LOOKING INFORMATION


THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS ACT PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS TO ENCOURAGE COMPANIES TO PROVIDE PROSPECTIVE INFORMATION ABOUT THEMSELVES SO LONG AS THEY IDENTIFY THESE STATEMENTS AS FORWARD-LOOKING AND PROVIDE MEANINGFUL CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT WE MAKE IN THE PROSPECTUS OR IN ANY DOCUMENT INCORPORATED BY REFERENCE ARE FORWARD-LOOKING. IN PARTICULAR, THE STATEMENTS HEREIN REGARDING INDUSTRY PROSPECTS AND OUR FUTURE RESULTS OF OPERATIONS OR FINANCIAL POSITION ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS REFLECT OUR CURRENT EXPECTATIONS AND ARE INHERENTLY UNCERTAIN. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM OUR EXPECTATIONS. THE SECTION ENTITLED "RISK FACTORS" DESCRIBES SOME, BUT NOT ALL, OF THE FACTORS THAT COULD CAUSE THESE DIFFERENCES.

                 HOW TO OBTAIN MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. You may also read our filings at the SEC's Web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or Web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring to you those documents. This information we incorporate by reference is considered a part of this prospectus, the later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     - Our Annual Report on Form 10-K, as amended, for the year ended March 31, 1998.

     - Our Quarterly Reports on Form 10-Q for the interim periods ended June 26, 1998, September 25, 1998, and December 25, 1998.

     - Our Reports on Form 8-K dated March 26, 1999, October 13, 1998, September 1, 1998, July 27, 1998, and May 14, 1998.

     -    The description of our common stock contained in our
          Registration Statement on Form   8-A filed July 1, 1987.

     - The description of our Preferred Stock Purchase Rights contained in our Report on Form 8-K dated April 16, 1999.

You may obtain copies of these documents (other than exhibits) free of charge by contacting us orally or in writing at:

          Comptek Research, Inc.
          2732 Transit Road
          Buffalo, New York 14224
          Attn:  Corporate Secretary

          (716) 677-4070
          (716) 677-0014 (fax)

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of those documents.

                             SUMMARY

This summary highlights information contained in this prospectus or incorporated by reference into this prospectus from our current filings with the SEC. This summary is not complete and may not contain all of the information that you should consider before investing in the debentures or common stock.

The Company

We develop and integrate surveillance and communications systems used primarily for military applications. We provide engineering and project management services for electronic warfare systems. Our products and services enhance the operational performance and readiness of existing weapons systems, as well as extend their useful lives and survivability. We have been involved in either the development, lifecycle support or testing of nearly all of the major electronic warfare systems that have been fielded by either the United States Air Force or United States Navy since 1974, including systems for B-1B Lancer and B-2A Spirit bombers; EF-111 Raven, EA-6B Prowler and F/A-18 Hornet aircraft; and navy surface combatants including AEGIS class destroyers and cruisers.

Our primary activities are:

  - Tactical Systems. Comptek is a leading supplier of electronic warfare systems used for the processing of intercepted radar signals, threat analysis and counter measures. We also provides command and control, mission planning and air combat measurement instrumentation systems.

  - Electronic Warfare Simulation/Stimulation and Training. We specializes in the design, development and manufacture of electronic environment simulators. We supply stimulators used to test military electronics surveillance, equipment including electronic warfare systems, radar warning receivers and electronic counter-measures equipment.

  - Engineering and Technical Services. We provide a wide range of technical and engineering services, including systems design and integration, software development and test, project management and support for the design, operation, maintenance and upgrade of weapon and information systems.

Our customers include the Department of Defense, all of the branches of the United States Armed Forces, and certain foreign governments. Our present prime contractor relationships include the Boeing Company, GEC-Marconi Hazeltine Corporation, Lockheed Martin Corporation, Northrop Grumman Corporation and the Raytheon Company. International customers include the foreign governments of Australia, Canada, France, Germany, Israel, Italy, Japan, Sweden, Switzerland and the United Kingdom.

Expansion through acquisitions and increased international activities have both been, and continue to be, important elements of our business strategy. Over the last three years, we have acquired three private companies. In March 1996, we acquired Advanced Systems Development, Inc., a highly-specialized developer of electronic warfare simulation/stimulation, training and software validation systems related to electronic surveillance. Largely as a result of the acquisition of Advanced Systems Development, Inc., we substantially increased our presence in international markets. Effective May 1, 1998, we completed our acquisition of PRB Associates, Inc., a leader in the development of military mission-planning and precision-targeting systems.

On March 26, 1999, we completed the purchase of the business operations and substantially all of the related assets and liabilities of Amherst Systems, Inc., a firm specializing in simulation/stimulation and evaluation systems for electronic defense applications. We paid a purchase price of $30 million and assumed Amherst Systems's long-term debt of $5.1 million. We paid the purchase price by delivering to Amherst Systems $20 million in cash and $10 million in subordinated promissory notes of Comptek.

Comptek's executive offices are located at 2732 Transit Road, Buffalo, New York 14224-2423. Our telephone number is (716) 677-
4070.

We maintain a Web site at http://www.comptek.com . Information contained on our Web site, however, is not part of this prospectus.



Summary of the Debentures Offered By Selling Security Holders


              Securities       $15,000,000 principal amount of 8 1/2%
              Offered          Convertible Subordinated Debentures,
                               $1,000 par value, due 2004.  See
                               "Description of Debentures."
                               1,578,947 shares of common stock issuable
                               upon conversion of the debentures.

              Interest Rate    8 1/2% payable semi-annually in arrears.

              Interest         October 1 and April 1, commencing October
              Payment Dates    1, 1999.

              Maturity         April 1, 2004.

              Conversion       The debentures are convertible into shares
                               of common stock of Comptek.

              Conversion       The debentures are convertible at a
              Price            conversion price of $9.50, subject to
                               adjustment as described herein, including
                               an adjustment if Comptek reports income
                               before extraordinary item and accounting
                               change diluted earnings per share of less
                               than $0.80 for its fiscal year ending
                               March 31, 2000.  In such case, the
                               conversion price will be reset to $8.50
                               per share.  See "Description of Debentures
                               - Conversion Rights."

              Redemption       The debentures are not redeemable by
                               Comptek prior to March 1, 2002.
                               Thereafter, the debentures will be
                               redeemable at Comptek's option at any
                               time, in whole or in part, together with
                               accrued and unpaid interest, as follows:

                               On or after:                   Premium:
                               March 1, 2002                   103.4%
                               March 1, 2003                   101.7%
                               March 1, 2004 and thereafter    100.0%

                               See "Description of Debentures - Optional
                               Redemption."

              Change of        Upon a change of control of Comptek, each
              Control          holder of the debentures may require us to
                               repurchase the debenture held by such
                               holder at 101% of the principal amount
                               thereof plus accrued and unpaid interest
                               to the date of repurchase.  The term
                               "Change of Control" is defined in the
                               "Description of Debentures - Certain
                               Rights to Require Repurchase of Debentures
                               by the Company."

              Ranking          The debentures are unsecured and
                               subordinated to all senior indebtedness.
                               See "Description of Debentures -
                               Subordination of Debentures."

              Use of Proceeds  Comptek will not receive any of the
                               proceeds from the sale by selling security holders of the debentures or the underlying common stock.

                          RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus and in any documents incorporated in the prospectus, before making an investment decision.

DEPENDENCE ON FUTURE MILITARY SPENDING - SUBSTANTIALLY ALL OF OUR
SALES ARE DERIVED FROM MILITARY REQUIREMENTS.

We are subject to changes in national defense policies and priorities and changes in government appropriations. In recent years, a reduction in the defense budgets of many countries has caused many defense-related government contractors to experience declining revenues. There can be no assurance that a continued decline in worldwide military spending will not have a material adverse impact on our business, financial condition or results of operations.

DEPENDENCE ON U.S. GOVERNMENT CONTRACTS; RISKS INHERENT IN U.S.
GOVERNMENT CONTRACTS  - AS A U.S. GOVERNMENT CONTRACTOR WE ARE
SUBJECT TO SPECIALIZED RULES AND REGULATIONS.

Historically in excess of 85.0% of our revenues have been attributable to contracts with departments and agencies of the U.S. Government, specifically the Department of Defense ("DoD"). As a contractor and subcontractor to the U.S. Government, we are is subject to various laws and regulations that are more restrictive than those applicable to non-government contractors. U.S. Government contracts are subject to special risks, such as:

     -    delay in funding;

     -    early termination;

     - reduction or modification due to changes in policies or as the result of budgetary constraints, political changes or other factors that do not depend on Comptek;

     - the U.S. Government's rights to technical data and to audit financial data; and

     - the ability of U.S. Government and its agencies unilaterally to suspend contractors from receiving new contracts pending resolution of alleged violations of procurement laws or regulations.

Government agencies often have complex and time-consuming procurement procedures. We generally obtain military contracts through a competitive bidding process in which, in many instances, numerous bidders participate. There can be no assurance that we will continue to be successful in having our bids accepted.

FIXED-PRICE CONTRACTS - OUR PERCENTAGE OF FIXED-PRICE CONTRACTS,
WHICH ARE A HIGHER RISK, IS INCREASING.

For the fiscal year ended March 31, 1998, approximately 29.0% of our sales were recorded on fixed-price contracts, as opposed to cost-plus or cost-sharing contracts. Under fixed-price contracts, we assume the risk that increased or unexpected costs may reduce profits or cause a loss. To the extent that actual costs exceed the projected costs on which bids or contract prices are based, Comptek could be materially adversely affected. Since a majority of the contracts we acquired from Amherst Systems, Inc. are fixed-price, we expect the percentage of fixed-price work to increase. For the nine months ended December 25, 1998, as adjusted to give effect to the business operations acquired from Amherst Systems, Inc. 37.6% of the our sales would have been fixed-price.

ABILITY TO ASSIMILATE ACQUISITIONS AND ACQUISITION STRATEGY  -
THE INTEGRATION OF RECENT ACQUISITIONS AND THE MAKING OF FUTURE
ACQUISITIONS COULD ADVERSELY IMPACT OUR CURRENT OPERATIONS.

Our acquisitions of Advanced Systems Development in March 1996, of PRB Associates in May 1998, and of the business operations of Amherst Systems, Inc. in March 1999 are part of a business development strategy which seeks internally- and externally-generated sales growth in niche markets. While there are currently no commitments with respect to any future acquisitions, we frequently evaluate the strategic opportunities available to us and, in the near-term or long-term future, expect to pursue acquisitions of additional complementary products, technologies or businesses. Such acquisitions may result in the diversion of our attention from the day-to-day business operations and may include numerous other risks, including difficulties in the integration of the operations and products, integration and retention of personnel of the acquired companies and certain financial risks. Future acquisitions by us may result in dilutive issuances of equity securities, the incurrence of additional debt, reduction of existing cash balances, amortization expenses related to goodwill and other intangible assets and other charges to operations that may materially adversely impact our business, financial condition or results of operations.

SUBSTANTIAL DEBT; NEED FOR ADDITIONAL FINANCING - TO SERVICE OUR SUBSTANTIAL DEBT AND MAKE FUTURE ACQUISITIONS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH AND BORROW ON ACCEPTABLE TERMS DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

At December 25, 1998, our pro forma bank debt was $33.6 million and our total pro forma funded debt was $55.6 million. Our future growth will depend in part on additional acquisitions and our ability to obtain additional financing on acceptable terms. We will from time to time seek additional funding through public or private financing, including equity or debt financing. If additional funds are raised by issuing equity securities, our stockholders may experience dilution. There can be no assurance that we will be successful in securing additional financing or that adequate funding will be available and, if available, will be on terms that are acceptable to us. Further, debt may continue to increase and there can be no assurance that we will generate sufficient cash flow to meet our principal and interest payment obligations.

INTERNATIONAL SALES - OUR ABILITY TO SELL PRODUCTS AND SERVICES
INTERNATIONALLY ARE SUBJECT TO U.S. GOVERNMENT EXPORT CONTROLS.
ALSO, GREATER RISKS ARE INHERENT IN DOING BUSINESS ON AN
INTERNATIONAL LEVEL.

We have recently placed greater emphasis on international sales and have increased marketing expenses in order to compete in
international markets.   Our products and services are subject to
export control regulations of the U.S. Government. In most instances a specific export license is required for the sale of our products and services directly to international customers. Direct sales to foreign governments and international customers were 13.4% of total sales in fiscal 1998. In addition to the uncertainty as to our ability to maintain and expand an international presence, there are certain risks inherent in doing business on an international level, including:

     -    unexpected changes in regulatory requirements;

     -    problems and delays in collecting accounts receivable;

     -    tariffs and other trade barriers;

     -    difficulties in staffing and managing foreign operations;
          and

     -    longer payment cycles and political instability.

Furthermore, effective patent, copyright, and trade secret protection may be limited or unavailable under the laws of certain foreign jurisdictions. There can be no assurance that one or more of such factors will not have a material adverse impact on our business, financial condition or results of operations.

COMPETITIVE ENVIRONMENT  - IN ADDITION TO COMPETING AGAINST LARGE
DEFENSE CONTRACTORS, SOME SMALL COMPETITORS RECEIVE CERTAIN
PREFERENCE IN BIDDING FOR WHICH WE DO NOT QUALIFY.

The defense industry is dominated by several large companies, all of whom have much greater resources than we have. These competitors include the Boeing Company, Lockheed Martin Corporation, Raytheon Company, GEC-Marconi Hazeltine Corporation, Northrop Grumman Corporation, United Industrial Corporation, Unisys Corporation, Computer Sciences Corporation, TRW, Inc., and Condor Systems, Inc. The size and reputation of many of these companies may give them an advantage in competing for contracts. We also compete with several small companies that can sometimes take advantage of special government programs, such as small business and small disadvantaged business set-asides whereby competition is limited to qualifying small and small disadvantaged businesses. In fiscal 1998 and earlier, we were able to qualify for small business status when the standard used was 750 employees or less. As a result of our acquisition of PRB Associates, Inc. in May 1998, our total number of employees increased to approximately 900, which is likely to result in our not qualifying for small business status in most circumstances, except where that standard used is 1,500 employees or less. As a result of the acquisition of Amherst Systems, Inc., we now have approximately 1,200 employees. For the fiscal year ended March 31, 1998, none of our sales was attributable to contracts which were awarded as a small business set-aside. However, approximately 10.0% of Amherst Systems, Inc. sales for its fiscal year ended April 30, 1998 were small business set-aside contracts or small business innovative research grants.

SUBORDINATION - OUR INDEBTEDNESS WHICH IS SENIOR IN RIGHT OF
PAYMENT TO THE DEBENTURES IS SUBSTANTIAL.

The debentures are expressly subordinated in right of payment to all of our existing and future senior indebtedness, which includes current and future borrowing under our bank line of credit recently increased to $27.0 million. As of December 25, 1998 our pro forma aggregated senior indebtedness would have been approximately $34.6 million. Neither the provisions of the indenture nor the debentures limit our ability to incur additional senior indebtedness or other indebtedness. The indenture and the debentures do not contain any financial covenants or similar restrictions on us. Therefore, the holders of the debentures will have no protection, other than rights upon "Events of Default" as described under "Description of Debentures," from adverse changes in our financial condition. By reason of the subordination of the debentures, in the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business or upon our default in payment with respect to any indebtedness of Comptek or an event of default with respect to such indebtedness permitting the acceleration thereof, our assets will be available to pay the amounts due on the debentures only after all senior indebtedness has been paid in full.

YEAR 2000 ISSUE

Numerous business publications and government reports have alerted businesses and investors to the potential adverse impact of computer programs failing to correctly recognize the Year 2000, a situation commonly referred to as the "Year 2000 Issue" or the "Year 2000 Problem." We believe we are adequately addressing modification or replacement of our internal operating systems and our products. We do not currently anticipate that we will incur material expenditures to complete any such modification or replacement because we believe that a majority of our systems and products are Year 2000 compliant, although there can be no assurance in this regard. A failure of suppliers or customers to successfully address the Year 2000 Issue, however, could have a material adverse impact on our business, financial condition or results of operations. The DoD and its departments and agencies are our largest customer group, representing 87% of our fiscal 1998 net sales. A failure by the DoD to adequately address the Year 2000 Problem could, among other things, result in payment delays and contract administration delays which may result in a need for increased borrowing and interest expense to satisfy our operational and capital expenditure needs.

NEED FOR ADDITIONAL TECHNICAL PERSONNEL

The defense electronics industry, similar to the commercial electronics and software industries, is experiencing difficulties in recruiting and retaining technical personnel. Although this has not had a material adverse impact on us, there can be no assurances that we will continue to be able to attract and retain highly-skilled technical and professional employees.

ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

Prior to the filing of the registration statement, there has been no public market for the debentures and, it is unlikely that an active or liquid trading market will develop or be sustained. The market price of the common stock into which the debentures are convertible could be subject to significant fluctuations in response to various factors and events, including the liquidity of the market for the common stock and variations in our operating results. In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies. These market fluctuations also may adversely affect the market price of the common stock.

                         USE OF PROCEEDS

Comptek will not receive any proceeds from the sale by any selling security holder of the debentures or the underlying common stock.

               RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                    Nine Months
                                                       Ended
						    ------------
                  Fiscal Year Ended March 31,       Dec.    Dec.
                -------------------------------     26,     25,
                1994   1995  1996   1997   1998     1997    1998
Ratio of
earnings         -      -      -    4.1x   5.5x     4.9x    3.2x
(loss)   to
fixed charges

In fiscal 1994, 1995 and 1996 fixed charges exceeded earnings by $7.5 million, $1.1 million and $8.3 million, respectively.

For these ratios, "earnings (loss)" represents income or loss before taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and that portion of rental expense we believe to be representative of interest.

                       RECENT DEVELOPMENTS

In March 1999, we sold $15 million of 8 1/2% convertible subordinated debentures in a private placement pursuant to Regulation D under the Securities Act. We used the proceeds of the sale, approximately $13.8 million, as part of the purchase price of our acquisition of the business operations and related assets and liabilities of Amherst Systems, Inc. We paid a purchase price of $30 million and assumed long-term debt of $5.1 million. We paid the purchase price by delivering to Amherst Systems $20 million in cash and $10 million in subordinated promissory notes of Comptek. These promissory notes, which mature on March 26, 2001, bear interest at the rate of 5.5% per year compounded annually, payable at maturity. The promissory notes are unsecured and subordinated to Comptek's senior indebtedness and the debentures. At maturity, however, the promissory notes may be replaced by indebtedness which would be senior to the debentures.

Amherst Systems is a manufacturer of computer controlled simulation/stimulation equipment and systems which are used to test military avionics equipment including radar warning receivers, radar counter-measures equipment, radars, and infrared sensor systems. These systems are also used to train electronic warfare ("EW") systems operators. Amherst Systems also produces receiver systems used to verify simulation environments. Amherst Systems has expertise in the development of large computer programs for real-time processing, the design of high speed digital processing hardware, the generation of embedded software for digital signal processors, the development of wide band microwave systems, and the development of microwave components. Amherst Systems has experienced growth in its systems sales as the systems it tests have grown more accurate and complex necessitating a corresponding increase in the sophistication of the Amherst Systems test equipment. Other factors driving growth include the increase in sales of new products ranging from portable units to very large systems installed in test facilities, systems integration work and sales to overseas customers. Sales for the eight months ended December 31, 1998 and for the fiscal year ended April 30, 1998, were $29.2 million and $31.6 million, respectively. Amherst Systems customers include the U.S. Air Force, Navy, and Army and major aerospace prime contractors such as Lockheed, Boeing, and Northrop Grumman. Contract backlog as of December 25, 1998 was $61.7 million, of which $36.8 million was funded.

The following table set forth our short-term debt and consolidated capitalization as of the dates indicated including:

     - The pro forma capitalization of Comptek after giving effect to the acquisition of the business operations and related assets and liabilities of Amherst Systems; and

     - Adjustments to reflect the sales of $15 million of 8 1/2% subordinated convertible debentures.






                         Capitalization

                                   As of December 25, 1998
                             ------------------------------------
                                               As Adjusted for
                                           ----------------------
                                            Amherst       Sale of
                              Actual      Acquisition   Debentures
                            ---------      --------      --------
                                         (Unaudited)
                                          (Dollars in
                                          thousands)
Short-term debt:

     Current installments
       of long-term debt        $3,527       $4,181         $4,181
                             =========    =========      =========
Long-term debt:

     Due to Seller at
      Closing (1)                    -       20,000              -

     Revolving credit and
       term loan facility       18,383       25,456         31,294

     Notes payable to
      Seller (2)                     -       10,000         10,000

     8 1/2% convertible
       subordinated
       debentures                    -            -         15,000
       due 2004
                              --------     --------       --------
          Total  long-term
           Debt                 18,383       55,456         56,294
                              --------     --------       --------
Stockholders' equity (4):

     Preferred stock,
       $0.01 par value;
       3,000,000 shares
       authorized, none
       issued                        -            -              -

     Common stock, $0.02
       par value;
       10,000,000 shares
       authorized;
       5,515,168
       shares issued (3)           110          110            110

     Additional paid-in
       Capital                  16,082       16,082         16,082

     Stock related awards
       and loans                 (243)        (243)          (243)

     Retained earnings           1,433        1,433          1,433

     Treasury stock, at
       cost,417,313 shares     (3,229)      (3,229)        (3,229)
                              --------      -------      ---------
          Total
            Stockholders'
            Equity              14,153       14,153         14,153
                              --------    ---------      ---------
          Total
           Capitalization      $32,536      $69,609        $70,447
                              ========     ========      =========
________________
(1)  The terms of the acquisition of the business operations of
  Amherst Systems required us to pay $20.0 million in cash at closing.  For the purpose of this pro forma presentation, the amount payable at closing has been presented as a liability in the acquisition adjustments as a means to isolate the impacts of the acquisition from those of the offering of the debentures.

(2) Reflects 5.5% subordinated notes payable to Seller twenty-four months after closing.

(3) Excludes: (i) outstanding options to purchase 542,390 shares of our common stock under Comptek's equity incentive plans, (ii) outstanding options to purchase 103,000 shares under our stock option plan for the non-employee directors; including 3,000 options which were granted contingent upon approval by shareholders at the 1999 Annual Meeting of an increase in plan reserves, and (iii) 1,500,000 additional shares of common stock reserved for issuance upon conversion of the debentures. A total of 328,459 options were exercisable under these plans as of December 25, 1998 with exercises prices ranging from $3.25 to $17.63.

(4)  Assumes no conversion of the debentures.

The following table presents unaudited pro forma summary financial data as of the dates indicated with, and without, our acquisition of the business operations and related assets and liabilities of Amherst Systems and the sales of the debentures.

The pro forma statement of operations data gives effect to the acquisition of PRB Associates as if this acquisition had occurred on April 1, 1997. No pro forma effect is given to the acquisition of PRB Associates to the pro forma balance sheet data as our historical consolidated balance sheet as of December 25, 1998 already reflects this acquisition.



                Summary Pro Forma Financial Data

                                                        Pro Forma
                                                       Nine Months
                                                          Ended
                                   Pro Forma             Dec. 25,
                           Year Ended March 31, 1998       1998
                           -------------------------   -----------
                                         Including
                                          Amherst
                             Before     Acquisition
                                            and
                            Amherst       Sale of          1998
                            Acquisi-     Debentures     Pro Forma
                            tion (1)        (2)           (1)(2)
Statement of Operations    ----------   -----------    -----------
Data:

Net sales                    $101,300       $132,944       $105,409

Gross margin                   19,994         27,202         25,591

Selling, general and
administrative                 11,793         16,889         14,790

Research and                    1,827          3,979          4,152
development

Other income                      144            144              -
                           ----------    -----------    -----------
     Operating profit           6,518          6,478          6,649

Interest expense, net         (1,651)        (4,320)        (3,399)

Minority interest                (13)           (13)              -
                           ----------    -----------    -----------
     Income from
       continuing
       operations
       before income
       taxes                    4,854          2,145          3,250

Income taxes                  (2,002)          (589)        (1,010)
                           ----------    -----------    -----------
     Income from
       continuing
       operations              $2,852         $1,556         $2,240
                           ==========     ==========    ===========
Basic earnings per              $0.55          $0.30          $0.45
  share

Diluted earnings per            $0.54          $0.29          $0.43
  share

Weighted average shares
  outstanding - basic           5,184          5,184          5,027

Weighted average shares
  outstanding - diluted         5,316          5,316          5,203

Other Data:

Depreciation and
  amortization                 $3,138         $5,812         $2,942

Capital expenditures            2,502          4,550          1,833

Ratio of earnings
  to fixed charges                2.8            1.4            1.8

Contract backlog              165,271        210,771        212,679

                                                As of Dec. 25, 1998
Balance Sheet Data:                                       Pro Forma
                                                                (3)
                                                        -----------
Cash and cash
  equivalents                                                $3,228

Working capital                                              18,095

Total assets                                                100,456

Long-term debt,
  excluding current
  installments                                               56,294

Stockholders' equity                                         14,153

_______________________
(1)  Gives effect to Comptek's  acquisition of PRB Associates,
  Inc. as if such acquisition had occurred on April 1, 1997.  The
  March 31, 1998 pro forma uses PRB Associates's historical
  financial statements for the year ended December 31, 1997.
(2)  Further adjusted to give effect to the acquisition of the business assets of Amherst Systems and the sale of the debentures as if they had occurred on April 1, 1997.  The March 31, 1998 pro forma uses Amherst Systems's historical financial statements for the year ended April 30, 1998.  The December 1998 pro forma uses
  Amherst Systems's historical financial statements for the nine-
  months ended January 31, 1999.
(3)  Gives effect to the acquisition of the business operations of Amherst Systems and the sale of debentures, as if the
  acquisition and the sale had occurred on December 25, 1998.  No pro forma effect has been given to the acquisition of PRB
  Associates because Comptek's December 25, 1998 historical
  consolidated balance sheet already reflects such acquisition.

                    DESCRIPTION OF DEBENTURES

The 8 1/2% convertible subordinated debentures were issued under an indenture, dated as of March 24, 1999, signed by Comptek and The Bank of New York, as the trustee under the indenture. The terms of the debentures include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939.

The following is a summary of certain provisions of the debentures and the indenture (forms of each are included as exhibits to the registration statement) does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the debenture and the indenture, including the definitions of certain terms therein to which reference is hereby made, for a complete statement of such provisions. Wherever particular provisions or sections of the indenture or terms defined therein are referred to herein, such provisions or definitions are incorporated herein by reference.

General

The debentures are unsecured general obligations of Comptek, subject to the rights of holders of senior indebtedness of Comptek, and convertible into common stock as described under "Conversion Rights" below. The debentures have been issued only in denominations of $1,000 and multiples thereof and will mature on April 1, 2004. The debentures bear interest payable semiannually on April 1 and October 1 of each year, commencing October 1, 1999, at the per annum rate of 8 1/2%. The first payment will be for the period from the date of delivery to October 1, 1999. We will pay interest on the debentures to the persons who are registered holders of debentures at the close of business on the September 15 or March 15 preceding the applicable interest payment date. Principal (and premium, if any) and interest will be payable, the debentures will be convertible and exchangeable, and transfers thereof will be registrable, at the office or agency of Comptek maintained for such purposes, initially at the offices of the trustee. We may pay principal and interest by check and may mail an interest check to a holder's registered address. Holders must surrender debentures to a paying agent to collect principal payments

Initially, The Bank of New York will act as paying agent, registrar and conversion agent. We may change any paying agent, registrar, conversion agent or co-registrar upon prior written notice to the trustee and may act in any such capacity ourselves.

Form of Debentures

The debentures are in fully registered form without coupons in denominations of $1,000 or any multiples thereof. A holder may transfer or exchange debentures in accordance with the indenture. No service charge will be made for any registration or transfer, exchange or conversion of debentures, except for any tax or other governmental charges that may be imposed in connection therewith. The registrar need not transfer or exchange any debentures selected for redemption. Also, in the event of a partial redemption, the registrar need not transfer or exchange any debentures for a period of 15 days before selecting debentures to be redeemed. Except as described in "Certain Rights to Require Repurchase of Debentures by the Company" below, the indenture does not contain any provision requiring us to repurchase the debentures at the option of the holders thereof in the event of a leveraged buyout, recapitalization or similar restructuring of Comptek, even though our credit worthiness and the market value of the debentures may decline significantly as a result of such transaction. The indenture does not protect holders of the debentures against any decline in credit quality, whether resulting from any such transaction or from any other cause. The registered holder of a debenture may be treated as its owner for all purposes.

Conversion Rights

The holders of the debentures are entitled at any time prior to maturity, subject to prior redemption, to convert the debentures or portions thereof (which are $1,000 or multiples thereof) into shares of our common stock at the conversion price of $9.50 per share (subject to adjustments as described below). No payment or adjustment will be made for accrued interest on a converted debenture. If any debenture not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such debenture must be accompanied by funds equal to the interest payable to the registered holder on such interest payment date on the principal amount so converted. We will not issue fractional interests in shares of common stock upon conversion of the debentures and instead will deliver a check for the fractional share based upon the market value of the common stock on the last trading date prior to the conversion date. If the debentures are called for redemption, conversion rights will expire at the close of business on the redemption date, unless we default in payment due upon such redemption.

The conversion price is subject to adjustments, as set forth in the indenture, in certain events, including:

     - the payment of dividends or distributions on Comptek's common stock in shares of capital stock;

     - subdivisions or combinations of the common stock into a greater or smaller number of shares of common stock;

     - reclassification of the shares of common stock resulting in an issuance of any shares of our capital stock;

     - distribution of rights or warrants to all holders of common stock entitling them to purchase common stock at less than the then current price at that time; and

     - the distribution to all holders of common stock of assets, excluding certain cash dividends and distributions, or debt securities or any rights or warrants to purchase securities of Comptek; provided, however, that no adjustment will be required if holders of the debentures receive notice of and are allowed to participate in such transactions.

No adjustment will be required for rights to purchase common stock pursuant to a plan we establish for reinvestment of dividends or interest, or for a change in the par value of the common stock. To the extent that debentures become convertible into cash, no adjustment will be required thereafter as to cash. No adjustment in the conversion price need be made unless such adjustment would require a change of at least 1.0% in the conversion price; however, any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. We may voluntarily reduce the conversion price for a period of time.

The conversion price shall also be adjusted if Comptek reports income before extraordinary item and accounting change diluted earnings per share of less than $0.80 for its fiscal year ending March 31, 2000. In such case, the conversion price will be reset to $8.50 (or such other amount reflecting a 10.5% reduction to the then current conversion price if an adjustment to the conversion price had previously been made pursuant to the provisions outlined above). Such reset conversion price would take effect, if at all, at 8:00 a.m. as of the next business day following the day on which we filed our Annual Report on Form 10-K for the fiscal year ending March 31, 2000.

If we pay dividends on our common stock in shares of capital stock or subdivide or combine the common stock or issue by reclassification of our common stock any shares of our capital stock or merges with, or transfers or leases substantially all of its assets to, another corporation or trust, the holders of the debentures then outstanding will be entitled thereafter to convert such debentures into the kind and amount of shares of capital stock, other securities, cash or other assets which they would have owned immediately after such event had such debentures been converted before the effective date of the transaction.

Any debentures called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such debentures at the redemption price by one or more investment banks or other purchasers who may agree with us to purchase such debentures and convert them into Comptek's common stock.

Penalty For Late Delivery of Conversion Shares

Holders of the debentures will be entitled to receive a penalty payment from us if, upon delivering a properly executed conversion notice and the debenture to be converted, we fail to deliver, or cause to be delivered, the shares of our common stock for which the debenture is being converted within three business days after delivery of the conversion notice and the debentures such third business day being the "Delivery Date." The penalty payment will apply to the period beginning on the business day after the Delivery Date and ending on the day we deliver such shares of common stock to the holder and will accrue at a rate of 0.50% of the principal amount of the debentures subject to such conversion notice.

Subordination of Debentures

The indebtedness evidenced by the debentures will be subordinated and junior in right of payment to the extent set forth in the indenture to the prior payment in full of amounts then due on all senior indebtedness. No payment shall be made by us on account of principal of (or premium if any) or interest on the debentures or on account of the purchase or other acquisition of debentures, if there shall have occurred and be continuing a default with respect to any senior indebtedness permitting the holders to accelerate the maturity thereof, and such default shall be the subject of a judicial proceeding, or we shall have received notice of such default from certain authorized persons, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist. By reason of these provisions, in the event of default on any senior indebtedness, whether now outstanding or hereafter issued, and so long as such default is continuing, payments of principal of (and premium, if any) and interest on the debentures may not be permitted to be made until such senior indebtedness is paid in full, or the event of default on such Senior Indebtedness is cured or waived.

Upon any acceleration of the principal of the debentures or any distribution of assets of Comptek upon any receivership, dissolution, winding-up, liquidation, reorganization or similar proceedings of Comptek, whether voluntary or involuntary, or in bankruptcy or insolvency, all amounts due or to become due upon all senior indebtedness must be paid in full before the holders of the debentures or the trustee are entitled to receive or retain any assets so distributed in respect of the debentures. By reason of this provision, in the event of insolvency, holders of the debentures may recover less, ratably, than holders of senior indebtedness.

"Senior indebtedness" is defined to mean the principal, premium, if any, interest on and all other amounts payable under or in respect of our indebtedness (other than indebtedness owed to one of our subsidiaries, our indebtedness which is expressly pari passu with the debentures or indebtedness which is expressly
subordinated to the debentures).   There is no limit on the
amount of senior indebtedness that we may incur.

Optional Redemption

The debentures will be subject to redemption, as a whole or in part, at any time or from time to time commencing on or after March 1, 2002 at our option on at least 30 days' and not more than 60 days' prior notice by mail. The redemption prices (expressed as a percentage of principal amount) are as follows for the 12-month period beginning on or after March 1 of the following years:

                                        Redemption
               Year                       Price

               2002                       103.4%
               2003                       101.7%
               2004 and thereafter        100.0%

Certain Rights to Require Repurchase of Debentures by the
Company

In the event of any Change in Control (as described below) of Comptek occurring after the date of issuance of the debentures and on or prior to maturity, each holder of debentures will have the right, at such holder's option, to require us to repurchase all or any part of such holder's debentures on the date (the "Repurchase Date") that is 75 days after the date we give notice of the Change in Control at a price (the "Repurchase Price") equal to 101.0% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. On or prior to the Repurchase Date, we are required to deposit with the trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the debentures that are to be repaid on the Repurchase Date. Neither our Board of Directors nor the trustee, acting alone or together, can modify or waive this required repurchase of the debentures.

Our failure to repurchase the debentures when required under the preceding paragraph will result in an event of default under the indenture, whether or not such repurchase is permitted by the subordination provisions of the indenture.

On or before the 15th day after the occurrence of a Change in Control, Comptek is obligated to mail to all holders a notice of the event constituting and the date of such Change in Control, the Repurchase Date, the date by which the repurchase right must be exercised, the repurchase price for debentures, and the procedures that a holder must follow to exercise a repurchase right. To exercise the repurchase right, a holder of a debenture must deliver, on or before the 10th day prior to the Repurchase Date, written notice to Comptek (or an agent designated by us for such purpose) and to the trustee of the holder's exercise of such right, together with the certificates evidencing the debentures with respect to which the right is being duly exercised, duly endorsed for transfer.

A "Change in Control" will occur when:

     (1)  all, or substantially all, of Comptek's assets are sold as
          an entirety to any person or related group of   persons;

     (2) there shall be consummated any consolidation or merger of Comptek

          (A) in which Comptek is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of Comptek in which all common shares outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or

(B) pursuant to which the common stock is converted into cash, securities, other property, in each case other than a consolidation or merger of Comptek in which the holders of the common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger; or

    (3) any person, or any persons acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange
       Act) of at least 50.0% of the total voting power of all classes of capital shares of Comptek entitled to vote generally in the election of directors of Comptek.

Notwithstanding clause (3) above, a Change in Control will not be deemed to have occurred solely by virtue of Comptek; any subsidiary; any employee share purchase plan, share option plan, or other share incentive plan or program; retirement plan or automatic dividend reinvestment plan; or any substantially similar plan of Comptek or any subsidiary or any person holding our securities for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) under the Exchange Act, as amended, disclosing beneficial ownership by it of shares or securities of Comptek, whether at least 50.0% of the total voting power referred to in clause (3) above or otherwise. A recapitalization or a leveraged buyout or similar transaction involving members of management or their affiliates will constitute a Change in Control if it meets the foregoing definition.

Notwithstanding the foregoing, a Change in Control as described above will not be deemed to have occurred if:

     - the current market price of the common stock on the date of a Change in Control is at least equal to 105.0% of the conversion price of the debentures in effect immediately preceding the time of such Change in Control;

     - all of the consideration (excluding cash payments for fractional shares) in the transaction giving rise to such Change in Control to the holders of common stock consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction the debentures will become convertible solely into such shares of common stock; or

     - the consideration in the transaction giving rise to such Change in Control to the holders of common stock consists of cash or securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, will be equal to the average of the daily closing prices of such securities during the 10 consecutive trading days commencing with the sixth trading day following consummation of such transaction) is at least 105.0% of the conversion price of the debentures in effect on the date immediately preceding the closing date of such transaction.

There is no definition of the phrase "all or substantially all" as applied to our assets and used in the definition of Change in Control in the indenture, and there is no clear definition of the phrase under applicable law. As a result of the uncertainty of the meaning of this phrase, in the event we were to sell a significant amount of our assets, the holders and us may disagree over whether the sale gives rise to the right of holders to require us to repurchase the debentures. In such event, the holders would likely not be able to require us to repurchase unless and until the disagreement were resolved in favor of the holders.

The right to require us to repurchase debentures as a result of a Change in Control could create an event of default under senior indebtedness, as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the debentures. See "Subordination of Debentures" above. Our ability to pay cash to the holders upon a repurchase may also be limited by certain financial covenants contained in our senior indebtedness.

In the event a Change in Control occurs and the holders exercise their rights to require us to repurchase debentures, we intend to comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase. The Change in Control purchase feature of the debentures may in certain circumstances make more difficult or discourage a takeover of Comptek and, thus, the removal of incumbent management. The Change in Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate common stock or to obtain control of Comptek by means of a merger, tender offer, solicitation, or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change in Control purchase feature is a standard term contained in other similar debt offerings.

The foregoing provisions would not necessarily afford holders of debentures protection in the event of highly leveraged or other transactions involving Comptek that may adversely affect holders of debentures.

Modification of the Indenture

Under the indenture, with certain exceptions, our rights and obligations with respect to the debentures and the rights of holders of the debentures may only be modified by us and the trustee with the written consent of the holders of not less than 66-2/3% in principal amount of the outstanding debentures. However, without the consent of each holder of any debenture affected, an amendment, waiver or supplement may not:

     (a) reduce the amount of debentures whose holders may consent to an amendment;

     (b) reduce the rate or change the time of payment of interest on any debenture;

     (c) reduce the principal of or change the fixed maturity of any debenture;

     (d) make any debenture payable in money other than that stated in the debenture;

     (e) change the provisions of the indenture regarding the right of the holders of a majority of the debenture to waive defaults under the indenture or impair the right of any holder of debentures to institute suit for the enforcement of any payment of principal and interest on the debentures on and after their respective due dates;

     (f) make any change that adversely affects the right to convert any debenture;

     (g) make any change to the subordination or seniority of the debentures that adversely affects the rights of any holder; or

     (h) impair the right, as limited in the indenture, of any holder to institute any suit or proceeding.

Events of Default, Notice and Waiver

The following is a summary of certain provisions of the indenture relating to "Events of Default", notice and waiver.

The following are "Events of Default" under the indenture with respect to the debentures:

     (a) default in the payment of interest on the debentures when due and payable which continues for 30 days;

     (b) default in the payment of principal of (and premium, if any, on) the debentures when due and payable, at maturity, upon redemption or otherwise;

     (c) our failure to perform any other covenant contained in the indenture or the debentures which continues for 60 days after notice as provided in the indenture;

     (d)  acceleration of any indebtedness for money borrowed
          (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligation for which recourse is limited to property purchased) in an aggregate principal amount in excess of $20.0 million, whether existing on the date of the execution of the indenture or thereafter created, if such indebtedness is not paid or such acceleration is not annulled within ten days after notice to us of such acceleration; and

     (e) certain events of bankruptcy, insolvency or reorganization relating to Comptek.

If an Event of Default occurs and is continuing with respect to the debentures, either the trustee or the holders of at least a majority in principal amount of the debentures may declare all of the debentures to be due and payable immediately.

We will not (i) declare or pay any dividends or make any distribution to holders of its capital stock or (ii) purchase, redeem or otherwise acquire or retire for value any of its common stock, or any warrants, rights or options, to purchase or acquire any shares of its common stock (other than the debentures or any other convertible indebtedness of ours that is neither secured nor subordinated to the debentures), if at the time any of the aforementioned Events of Default has occurred and is continuing or would exist immediately after giving effect to such action.

The trustee may require indemnity reasonably satisfactory to it before it enforces the indenture or the debentures. Subject to certain limitations, holders of a majority in principal amount of the debentures may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the debentures notice of any default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. We are required to file with the trustee annually an officer's statement as to the absence of defaults in fulfilling any of its obligations under the indenture.

No consent of the holders of the debentures is required for Comptek to consolidate with or merge into or transfer or lease substantially all of its assets to another corporation or trust which assumes the obligations of Comptek under the indenture and debentures or for any reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); nor is any such consent of holders of the debentures required for any amendment of the indenture or the debentures by Comptek or the trustee to cure any ambiguity, defect or inconsistency, or to provide for uncertificated debentures in addition to certified debentures, or to make any change that does not adversely affect the right of a holder of a debenture.

Consolidation, Merger, Sale or Conveyance

The indenture provides that Comptek may not merge or consolidate with, or sell or convey all, or substantially all, of its assets to another person unless such person is a company or a trust; such person assumes by supplemental indenture all the obligations of Comptek under the debentures and the indenture; and immediately after the transaction no default or Event of Default shall exist.

Marketability

At present there is no public market for the debentures, and it is not likely that a market will develop. The debentures were initially sold pursuant to exemptions from registration under the Securities Act. We filed a registration statement under the Securities Act relating to the resale of the debentures and the underlying shares of common stock. However, there can be no assurance that we will be able to maintain the effectiveness of the current registration statement as required. The absence of such an effective registration statement may limit any holder's ability to sell the debentures or the underlying shares of common stock or could adversely affect the price at which the debentures or the underlying shares of common stock can be sold.

Governing Law

The indenture and the debentures are governed by and construed in accordance with the laws of the State of New York.

Registration Rights Agreement

Pursuant to a registration rights agreement entered into by us in connection with the initial sale of the debentures, the debentures and the underlying shares of common stock have been registered under the Securities Act with the SEC. We have also agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until two years from the effective date of the registration statement or such shorter period when all the debentures and the Conversion Shares have been sold thereby or until the debentures and the Conversion Shares are no longer, by reason of Rule 144 promulgated under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by the Purchasers. The Registration Rights Agreement entitles us to suspend temporarily the right of holders of Registrable Securities to make dispositions of Registrable Securities pursuant to the registration statement if any event shall occur as a result of which our Board of Directors shall determine that it is necessary, based on the opinion of counsel for Comptek or for the holders of a majority of the Registrable Securities, to amend or supplement this prospectus relating to the registration statement in order to make this prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Notwithstanding the foregoing, we shall not under any circumstances be entitled to exercise its right to defer sales of Registrable Securities except as follows: we may defer sales of Registrable Securities for a period not to exceed an aggregate of 60 days in any 365 day period, and the period in which sales of Registrable Securities are suspended shall not exceed 15 days unless we shall deliver to such holders of Registrable Securities one or more subsequent notices to the effect set forth above, each of which shall have the effect of extending the period during which sales of Registrable Securities are deferred by up to an additional 15 days, or such shorter period of time as is specified in such subsequent notice.

                         SELLING HOLDERS

The debentures were originally issued by Comptek and sold to the initial purchasers in transactions exempt from the registration
requirements of the Securities Act.   We reasonably believed that
each such person was an "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
Selling holders (which term includes their transferees, pledgees or donees or their successors) may from time to time offer and sell pursuant to this prospectus any or all of the debentures and common stock into which the debentures are convertible.

The following table sets forth information, as of April 22, 1999, with respect to the selling holders and the respective principal amounts of debentures beneficially owned by each selling holder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling holders. The selling holders may offer all, some or none of the debentures or common stock into which the debentures are convertible. Because the selling holders may offer all or some portion of the debentures or the common stock, no estimate can be given as to the amount of the debentures or the common stock that will be held by the selling holders upon termination of any such sales. In addition, the selling holders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures since the date on which they provided the information regarding their debentures in transactions exempt from the registration requirements of the Securities Act.

                    Debentures          Common Stock      Common
                    Beneficially        Owned Prior to    Stock
Name                Owned and           the Offering      Offered
                    Offered Hereby                        Hereby
                    ---------------     --------------    ---------
                                        Number             Number
                    Principal             of                 of
                     Amount    %(1)     Shares(2)  %(3)   Shares(2)
                    ---------------     --------------    ---------
CIBC Oppenheimer,
Corp.               2,500,000  16.7%    263,157    4.9%     368,421

Coastal
Convertibles Ltd.     500,000   3.3%     52,631    1.0%      52,631

Libertyview Fund,
LLC                   100,000    .6%     10,526     .2%      10,526

Libertyview
Funds, L.P.           400,000   2.7%     42,105     .8%      42,105

Joseph Stechler &
Company,
Incorporated        2,000,000  13.3%    210,526    4.0%     210,526

Quasar Rabbico
N.V.                1,500,000  10.0%    157,894    3.0%     157,894

Warburg Pincus
Emerging Growth
Fund                7,000,000  46.7%    736,842   12.6%     736,842

Leonardo, L.P.        600,000   4.0%     15,789    1.2%      15,789

Ramius Fund, LTD.     250,000   1.7%     26,315     .5%      26,315

Raphael, L.P.         150,000   1.0%     15,789     .3%      15,789
__________
(1)  Based on 15,000,000 principal amount of debentures
  outstanding.
(2)  Assumes conversion of all of the holder's debentures at a conversion price of $9.50.
(3)  Calculated based on Rule 13d-3(d)(i) of the Exchange Act using
  5,100,619 shares of common stock outstanding as of April 22, 1999.
  In calculating the percentage amount, we treat as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's debentures. We did not assume, however, the conversion of any other holder's debentures.

None of the selling holders has had any material relationship with Comptek or its affiliates within the past three years. The selling holders purchased all of the debentures in a private transactions exempt from the registration requirements of the Securities Act. All of the debentures were "restricted securities" under the Securities Act prior to this registration.

The selling holders have represented to us that they purchased the debentures for their own account for investment only and not with a view toward selling or distributing them, except pursuant to sales registered under the Securities Act or exemptions. Comptek agreed with the selling holders to file the registration statement to register the resale of the debentures and the underlying shares of common stock. Comptek agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the earlier of (1) two years from the effective date of the registration statement and (2) the date on which the debentures and the common stock into which the debentures are convertible no longer qualify as "Registrable Securities" under the Registration Rights Agreement.

Information concerning the selling holders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the per share conversion price, and, therefore, the number of shares of common stock issuable upon conversion of the debentures, is subject to adjustment under certain circumstances. Accordingly, the aggregate principal amount of debentures and the number of shares of common stock into which the debentures are convertible may increase or decrease.

                      PLAN OF DISTRIBUTION

The selling holders and their successors (which term includes their transferees, pledgees or donnes or their successors) may sell the debentures and the common stock into which the debentures are convertible directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling holders or the purchasers (which discounts, concessions or commission as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved).

The debentures and the common stock into which the debentures are convertible may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (1) on any national securities exchange or quotation service on which the debentures or the common stock may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or services or in the over-the-counter market,
(4) through the writing of options (whether such options are listed on an options exchange or otherwise), or (5) through the settlement of short sales. In connection with the sale of the debentures and the common stock into which the debentures are convertible or otherwise, the selling holders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the debentures or the common stock into which the debentures are convertible and deliver these securities to close out such short positions, or loan or pledge the debentures or the common stock into which the debentures are convertible to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling holders from the sale of the debentures or common stock into which the debentures are convertible offered by them hereby will be the purchase price of such debentures or common stock less discounts and commissions, if any. Each of the selling holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of debentures or common stock to be made directly or through agents. Comptek will not receive any of the proceeds from this offering.

Comptek's common stock is listed on the American Stock Exchange.
We do not intend to list the debentures for trading on any national securities exchange or on the Nasdaq National Market and can give no assurance about the development of any trading market for the debentures.

In order to comply with the securities laws of some states, if applicable, the debentures and common stock into which the debentures are convertible may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debentures and common stock into which the debentures are convertible may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling holders and any underwriters, broker-dealers or agents that participate in the sale of the debentures and common stock into which the debentures are convertible may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commission, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling holders who are "underwriters" within the meaning of Section 2(11) of the Securities will be subject to the prospectus delivery requirements of the Securities Act. The selling holders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling holder may not sell any debentures or common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

To the extent required, the specific debentures or common stock to be sold, the names of the selling holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

The Registration Rights Agreement provides for cross-indemnification of the selling holders and Comptek and their respective directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the debentures and the common stock, including liabilities under the Securities Act. Comptek will pay substantially all of the expenses incurred by the selling holders and Comptek incident to the offering and sale of the debentures and the common stock, provided that each selling holder will be responsible for payment of commission, concessions and discounts of underwriters, broker dealers or agents.

                          LEGAL MATTERS

The validity of the debentures and shares of common stock offered hereby will be passed upon by Christopher A. Head, General
Counsel for Comptek. Mr. Head is an executive officer of Comptek. As of April 22, 1999, Mr. Head owns less than one percent of the outstanding shares of the Comptek.

                             EXPERTS

The consolidated financial statements and schedule of Comptek as of March 31, 1998 and 1997, and for each of the years in the three-year period ended March 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements for Amherst Systems for each of the years in the three-year period ended April 30 1998 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements for PRB Associates for the years ended December 31, 1997 and 1996, have been incorporated by reference herein and in the registration statement in reliance upon Deloitte & Touche LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

No dealer, sales representative or any other person has been authorized to give information or make any representation not contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Comptek. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                             Part II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the SEC registration fee. The listed expenses are payable by the Company.



                                       4,170
      Registration Fee:
                                         500
      Printing and Engraving Fee:
                                       4,000
      Accounting Fees:
                                       8,000
      Legal Fees:
                                       1,100
      Miscellaneous:
                                     -------
                                      17,770
           Total
                                     =======


Item 15.  Indemnification of Directors and Officers.

Article IX. of the Company's By-laws provides as follows:

     Every person who is or was a director, officer or employee of the corporation, or of any other corporation which he served as such at the request of the corporation, may in accordance with the second paragraph of this Article IX be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the corporation or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred, provided such person acted, in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or such other corporation, as the case may be, and, in addition in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article IX, the terms "liability" and "expense" shall include, but shall not be limited to, court costs, counsel fees and disbursements and amounts of judgements, fines or penalties against, and amounts paid in settlement by, a director, officer or employee. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), conviction or upon a pleas of guilty or nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.
     Expenses incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article IX may be advanced by the corporation prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article IX.

     The rights of indemnification provided in this Article IX shall be in addition to any other rights to which any such director, officer or employee may otherwise be entitled by contract, as a matter of law, by vote of the stockholders, or otherwise; and in the event of any such person's death, such rights shall extend to his heirs and legal representatives.

Paragraph TENTH of the Company's Certificate of Incorporation provides as follows:

     TENTH: No director shall be personally liable to the Corporation or any shareholder for damages for any breach of duty as a director, except for (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or
     (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or
     (iii) his acts violated Section 719 of the New York Business Corporation Law, or (b) the liability of any director for any act or omission prior to the adoption of this paragraph TENTH. Any repeal or modification of this paragraph TENTH by the shareholders of the corporation shall not, unless otherwise required by law, adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the New York Business Corporation Law is amended after approval by the shareholders of this paragraph TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by New York Business Corporation Law, as amended from time to time.

Section 722 of the New York Business Corporation Law (the "BCL") permits indemnification against judgments, fines and amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of legal actions or proceedings. Under Section 723 of the BCL, if a litigant is successful in the defense of such an action or proceeding, he or she is automatically entitled to indemnification. Otherwise, indemnification will depend upon whether or not the director or officer has lived up to an appropriate standard of conduct in the performance of his or her duties.

Item 16.  Exhibits.

4.1(a) Indenture dated March 24, 1999 between the Registrant and The Bank of New York, as Trustee.

4.1(b)    Form of Debenture.

4.1(c)    Form of Registration Rights Agreement.

5.1       Opinion of Christopher A. Head, counsel to the Company.*

12.1      Statement Re Computation of Ratios

15.1 Letter of KPMG LLP regarding unaudited interim financial statements.

23.1      Consent of Christopher A. Head (included in
          Exhibit 5).*

23.2      Consent of KPMG LLP, independent auditors for the Company.

23.3      Consent of KPMG LLP, independent auditors for Amherst
          Systems, Inc.

23.4 Consent of Deloitte & Touche, LLP, independent auditors for PRB Associates, Inc.

25.1      Form T-1 Statement of Eligibility and
          Qualification under the Trust Indenture Act of 1939 of
          the Trustee.*
___________________

*To be filed by amendment.


Item 17.  Undertakings

I. Rule 415 Offering. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act  of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II.  Filings Incorporating Subsequent Exchange Act Documents by
     Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Acceleration of Effectiveness - Indemnification Undertaking.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, New York on April 22, 1999.

                                        COMPTEK RESEARCH, INC.


                                   By:  /s/John J. Sciuto
                                        John J. Sciuto, Chairman
                                        President and Chief
                                        Executive Officer




                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Christopher A. Head, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, please and stead, in any and all capacities, to sign any an all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.


/s/Joseph A. Alutto                               April 22, 1999
Joseph A. Alutto, Director


/s/Laura L. Benedetti                             April 22, 1999
Laura L. Benedetti,
Chief Financial Officer
Vice President - Finance
and Treasurer

/s/John R. Cummings                               April 22, 1999
John R. Cummings, Director


/s/G. Wayne Hawk                                  April 22, 1999
G. Wayne Hawk, Director


/s/Patrick J. Martin                              April 22, 1999
Patrick J. Martin, Director


/s/Wayne E. Meyer                                 April 22, 1999
Wayne E. Meyer, Director


/s/James D. Morgan                                April 22, 1999
James D. Morgan, Director


/s/John J. Sciuto                                 April 22, 1999
John J. Sciuto, Chairman,
Chief Executive Officer
 and Director


/s/Henry P. Semmelhack                            April 22, 1999
Henry P. Semmelhack, Director


                         Exhibit Index




Number                   Description

4.1(a) Indenture dated March 24, 1999 between the Registrant and The Bank of New York, as Trustee.

4.1(b)    Form of Debenture (included in Exhibit 4.1(a)).

4.1(c)    Form of Registration Rights Agreement.

5.1       Opinion of Christopher A. Head, counsel to the Company.*

12.1      Statement Re Computation of Ratios

15.1 Letter of KPMG LLP regarding unaudited interim financial statements.

23.1      Consent of Christopher A. Head (included in
          Exhibit 5).*

23.2 Consent of KPMG LLP, independent auditors for the Company.

23.3      Consent of KPMG LLP, independent auditors for Amherst
          Systems, Inc.

23.4 Consent of Deloitte & Touche, LLP, independent auditors for PRB Associates, Inc.

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee.*

__________________
*To be filed by amendment.

Exhibit 4.1(a)


                     COMPTEK RESEARCH, INC.



                           $20,000,000


       8 1/2% Convertible Subordinated Debentures Due 2004


                            INDENTURE


                   Dated as of March 24, 1999





                      THE BANK OF NEW YORK,
                           AS TRUSTEE





                        TABLE OF CONTENTS

                                                             Page

ARTICLE I.  DEFINITIONS AND INCORPORATION BY REFERENCE
 SECTION 1.1.   Definitions                                    1
 SECTION 1.2.   Other Definitions                              5
 SECTION 1.3.   Incorporation by Reference to Trust
                Indenture Act                                  6
 SECTION 1.4.   Rules of Construction                          6
ARTICLE II.  THE SECURITIES
 SECTION 2.1.   Form; Dating; Incorporation of
                Form in Indenture			       7
 SECTION 2.2.   Execution and Authentication                   8
 SECTION 2.3.   Registrar and Agents                           9
 SECTION 2.4.   Paying Agent to Hold Money in Trust            9
 SECTION 2.5.   Transfer and Exchange                         10
 SECTION 2.6.   Replacement Securities                        13
 SECTION 2.7.   Outstanding Securities                        14
 SECTION 2.8.   Temporary Securities                          14
 SECTION 2.9.   Cancellation                                  15
 SECTION 2.10.  Defaulted Interest                            15
 SECTION 2.11.  Securityholder Lists                          15
 SECTION 2.12.  Persons Deemed Owners                         16
ARTICLE III.  REDEMPTION
 SECTION 3.1.    Notices to Trustee                           16
 SECTION 3.2.    Selection of Securities to be Redeemed       16
 SECTION 3.3.    Notice of Redemption by the Company          17
 SECTION 3.4.    Effect of Notice of Redemption               18
 SECTION 3.5.    Deposit of Redemption Price                  18
 SECTION 3.6.    Securities Redeemed in Part                  18
ARTICLE IV.  COVENANTS
 SECTION 4.1.    Payment of the Securities                    18
 SECTION 4.2.    Commission Reports                           19
 SECTION 4.3.    Waiver of Stay, Extension or Usury Laws      19
 SECTION 4.4.    Notice of Default                            19
 SECTION 4.5.    Compliance Certificates                      19
 SECTION 4.6.    Limitation on Dividends and
                 Other Distributions                          20
 SECTION 4.7.    Investment Company Act of 1940               20
 SECTION 4.8.    Due Execution, Delivery and Performance
		 of the Indenture                             21
 SECTION 4.9.    Maintenance of Corporate Existence           21
 SECTION 4.10.   Failure to Timely Deliver Certificates
                 Upon Conversion                              21
ARTICLE V.  SUCCESSOR CORPORATION
 SECTION 5.1.    When Company May Merge, etc.                 21
 SECTION 5.2.    Successor Corporation or Trust Substituted   22
ARTICLE VI.  DEFAULTS AND REMEDIES
 SECTION 6.1.    Events of Default                            23
 SECTION 6.2.    Acceleration                                 25
 SECTION 6.3.    Other Remedies                               25
 SECTION 6.4.    Waiver of Defaults and Events of Default     25
 SECTION 6.5.    Control by Majority                          26
 SECTION 6.6.    Rights of Holders to Receive Payment         26
 SECTION 6.7.    Collection Suit by Trustee                   26
 SECTION 6.8.    Trustee May File Proofs of Claim             27
 SECTION 6.9.    Priorities                                   27
 SECTION 6.10.   Undertaking for Costs                        28
 SECTION 6.11.   Limitation on Suits                          28
ARTICLE VII.  TRUSTEE
 SECTION 7.1.    Duties of Trustee.                           29
 SECTION 7.2.    Rights of Trustee                            30
 SECTION 7.3.    Individual Rights of Trustee                 31
 SECTION 7.4.    Trustee's Disclaimer                         31
 SECTION 7.5.    Notice of Defaults                           31
 SECTION 7.6.    Reports by Trustee to Holders                32
 SECTION 7.7.    Compensation and Indemnity                   32
 SECTION 7.8.    Replacement of Trustee                       33
 SECTION 7.9.    Successor Trustee by Merger, etc.            34
 SECTION 7.10.   Eligibility; Disqualification                34
 SECTION 7.11.   Preferential Collection of Claims
                 Against Company                              35
ARTICLE VIII.  SATISFACTION AND DISCHARGE OF INDENTURE
 SECTION 8.1.    Satisfaction, Discharge and
                 Defeasance of the Securities                 35
 SECTION 8.2.    Satisfaction and Discharge of Indenture      36
 SECTION 8.3.    Survival of Certain Obligations              36
 SECTION 8.4.    Application of Trust Money                   36
 SECTION 8.5.    Paying Agent to Repay Monies Held            37
 SECTION 8.6.    Return of Unclaimed Monies                   37
 SECTION 8.7.    Reinstatement                                38
 SECTION 8.8.    Indemnity for Government Obligations         38
ARTICLE IX.  AMENDMENTS AND WAIVERS
 SECTION 9.1.    Amendments and Waivers Without Consent of
                 Holders                                      38
 SECTION 9.2.    Amendments and Waivers with
                 Consent of Holders                           39
 SECTION 9.3.    Compliance with Trust Indenture Act          40
 SECTION 9.4.    Revocation and Effect of Consents            40
 SECTION 9.5.    Notation on or Exchange of Securities        41
 SECTION 9.6.    Trustee to Sign Amendments, etc.             41
ARTICLE X.  CONVERSION OF SECURITIES
 SECTION 10.1.   Right of Conversion; Conversion Price        42
 SECTION 10.2.   Issuance of Shares on Conversion             42
 SECTION 10.3.   No Adjustment for Interest or Dividends      43
 SECTION 10.4.   Adjustment of Conversion Price               43
 SECTION 10.5.   Notice of Adjustment of Conversion Price     47
 SECTION 10.6.   Notice of Certain Corporate Action           47
 SECTION 10.7.   Taxes on Conversions                         49
 SECTION 10.8.   Fractional Shares                            49
 SECTION 10.9.   Cancellation of Converted Securities         49
 SECTION 10.10.  Provisions in Case of Consolidation,
                 Merger or Sale of Assets                     49
 SECTION 10.11.  Disclaimer by Trustee of Responsibility for
                 Certain Matters                              50
 SECTION 10.12. Covenant to Reserve Shares                    50
ARTICLE XI.  SUBORDINATION; SENIORITY
 SECTION 11.1.   Securities Subordinated to
                 Senior Indebtedness                          51
 SECTION 11.2.   Company Not to Make Payments with Respect to
                 Securities in Certain Circumstances          52
 SECTION 11.3.   Subrogation of Securities                    54
 SECTION 11.4.   Authorization by Holders of Securities       56
 SECTION 11.5.   Notices to Trustee                           56
 SECTION 11.6.   Trustee's Relation to Senior Indebtedness    57
 SECTION 11.7.   No Impairment of Subordination               57
 SECTION 11.8.   Article 11 Not To Prevent Events of Default  58
 SECTION 11.9.   Paying Agents other than the Trustee         58
 SECTION 11.10.  Securities Senior to Subordinated
                 Indebtedness                                 58
ARTICLE XII. RIGHT TO REQUIRE REPURCHASE                      58
 SECTION 12.1.  Right to Require Repurchase                   58
 SECTION 12.2.  Notice; Method of Exercising Repurchase Right 58
 SECTION 12.3.  Deposit Of Repurchase Price                   60
 SECTION 12.4.  Notes Not Repurchased On Repurchase Date      60
 SECTION 12.5.  Change In Control" Defined.                   60
ARTICLE XII.  MISCELLANEOUS
 SECTION 13.1.   Trust Indenture Act Controls                 62
 SECTION 13.2.   Notices                                      62
 SECTION 13.3.   Communications by Holders with Other Holders 64
 SECTION 13.4.   Certificate and Opinion as to Conditions
             Precedent                                        64
 SECTION 13.5.   Statements Required in Certificate
                 and Opinion                                  64
 SECTION 13.6.   Rules by Trustee and Agents                  65
 SECTION 13.7.   Record Date                                  65
 SECTION 13.8.   Legal Holidays                               65
 SECTION 13.9.   Governing Law                                65
 SECTION 13.10.  No Adverse Interpretation of
                 Other Agreements                             65
 SECTION 13.11.  No Recourse Against Others                   65
 SECTION 13.12.  Successors                                   66
 SECTION 13.13.  Multiple Counterparts                        66
 SECTION 13.14.  Table of Contents, Headings, etc.            66
 SECTION 13.15.  Severability                                 66

 EXHIBIT A - FORM OF SECURITY
                      CROSS-REFERENCE TABLE

                     COMPTEK RESEARCH, INC.

Trust Indenture
  Act Section                                       Indenture

310(a)(1)                                           7.10; 12.1
    (a)(2)                                          12.1
    (a)(3)                                          12.1
    (a)(4)                                          12.1
    (a)(5)                                          12.1
    (b)                                             7.10; 12.1
    (c)                                             12.1
311(a)                                              7.11; 12.1
    (b)                                             7.11; 12.1
    (c)                                             12.1
312(a)                                              12.1
    (b)                                             12.1; 12.3
    (c)                                             12.1; 12.3
313(a)                                              7.6; 12.1
    (b)                                             7.6; 12.1
    (c)                                             7.6; 12.1
    (d)                                             7.6; 12.1
314(a)                                              4.2; 12.1
    (b)                                             12.1
    (c)                                             12.1
    (d)                                             12.1
    (e)                                             12.1
    (f)                                             12.1
315(a)                                              7.1; 12.1
    (b)                                             7.1; 12.1
    (c)                                             7.1; 12.1
    (d)                                             7.1; 12.1
    (e)                                             7.1; 12.1
316(a)                                              7.1; 12.1
    (b)                                             7.1; 12.1
    (c)                                             7.1; 12.1
317(a)                                              12.1
    (b)                                             12.1
318(a)                                              Not
Applicable
___________________

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of March 24, 1999 by and between Comptek Research, Inc., a New York corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee ("Trustee").

                     RECITALS OF THE COMPANY

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders
(as defined herein) of the Company's 8 1/2% Convertible
Subordinated Debentures due 2004 (the "Securities"):

                           ARTICLE I.
           DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1      Definitions.
          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

          "Agent" means any Registrar, Paying Agent, Conversion
Agent, co-registrar or agent for service of notices and demands.

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or State law for the relief of debtors.

          "Board of Directors of the Company" means the Board of Directors of the Company or any committee of the Board of Directors of the Company.

          "Board Resolution" means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday.

          "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, or partnership interests or other equivalents (however designated) in the case of a partnership or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

          "Closing Price" means with respect to the shares of Capital Stock of the Company on any day, (i) the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange (the "AMEX"), or (ii) if the shares of Capital Stock are not listed or admitted to trading on the AMEX, the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Capital Stock are listed or admitted to trading, or (iii) if the shares of Capital Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286.

          "Custodian" means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Dollar" or "$" means the lawful money of the United
States of America.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security Register.

          "Indebtedness" as applied to any Person, means, without duplication: (i) all indebtedness for borrowed money whether or not evidenced by a promissory note, draft or similar instrument;
(ii) that portion of obligations with respect to any lease that is properly classified as a liability on a balance sheet in accordance with generally accepted accounting principles;
(iii) notes payable and drafts accepted representing extensions of credit; (iv) any balance owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof (except any such balance that constitutes (a) a trade payable or an accrued liability arising in the ordinary course of business or (b) a trade draft or note payable issued in the ordinary course of business in connection with the purchase of goods or services), if and to the extent such debt would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles; (v) any debt of others described in the preceding clauses (i) through (iv) which such Person has guaranteed or for which it is otherwise liable; and (vi) any deferral, amendment, renewal, extension, supplement or refunding of any of the foregoing indebtedness; provided, however, that, in computing the "Indebtedness" of any Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof and at the time of determination of such indebtedness, there shall have been deposited with a depository in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Initial Issue Date" means March 24, 1999, the first date on which Debentures issued pursuant to this Indenture are issued.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company. See
Sections 13.4 and 13.5.

          "Opinion of Counsel" means a written opinion from Stroock & Stroock & Lavan LLP or any other legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 13.4 and 13.5.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "Redemption Price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as specified in the form of Security annexed hereto as Exhibit A.

          "Registration Statement" means the registration statement that the Company is required to file with the Securities and Exchange Commission pursuant to that certain Registration Rights Agreement, dated as of March 24 1999, by and between the Company and the Holders from time to time of the Securities issued on the Initial Issue Date (and such other Registration Rights Agreement as may be entered into in connection with the issuance of any Securities issued after the Initial Issue Date by and between the Company and the Holders from time time of such Securities).

          "Regular Record Date" means, with respect to any Interest Payment Date, the September 15 or March 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Restricted Security" means the Securities, upon original issuance thereof, and all Securities issued upon registration of transfer thereof or in exchange therefor, and at all times subsequent thereto, until, in the case of any such Securities the earlier of the following: (i) such Securities have been effectively registered under Section 5 of the Securities Act and disposed of in accordance with a registration statement covering them or (ii) such Securities have been distributed to the public pursuant to Rule 144 of the Securities Act (or any similar provisions then in force). When any Security which is a Restricted Security ceases to be a Restricted Security, such Restricted Security shall no longer be subject to the transfer restrictions as imposed by Section 2.5(2) hereof.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Securities" means the securities in the form of Exhibit A hereto that are issued under this Indenture as amended or supplemented from time to time.

          "Senior Indebtedness" means the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Indebtedness of the Company, whether any such Indebtedness exists as of the date of this Indenture or shall hereafter be created, incurred, assumed or guaranteed, as may be amended from time to time and any renewals, extensions, refundings, amendments and modifications of any such indebtedness or obligations or of the instruments creating or evidencing such indebtedness or obligations or guarantees; provided, however, that Senior Indebtedness shall not include (A) Indebtedness owed to a Subsidiary, (B) Indebtedness of the Company which is expressly pari passu to the Securities or
(C) Subordinated Indebtedness.

          "Subordinated Indebtedness" means the principal, premium, if any, and interest on any Indebtedness of the Company which by its terms is expressly subordinated in right of payment to the Securities.

          "Subsidiary" means a Person the majority of whose voting stock is owned by the Company or a subsidiary of the Company. Voting stock is Capital Stock having voting power under ordinary circumstances to elect directors or similar positions.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code  77aaa - 77bbbb) as amended by the Trust Indenture Reform
Act of 1990 and as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Trust Officer", when used with respect to the Trustee, means an officer of the Trustee assigned by the Trustee to administer its corporate trust matters or any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "United States" means the United States of America.

SECTION 1.2.  Other Definitions.
          Term                               Defined in Section

          "Common Stock"                         10.1
          "Company Order"                         2.2
          "Conversion Agent"                      2.3
          "conversion price"                     10.1
          "current market price"                 10.4
          "Deliver Date"                          4.10
          "Event of Default"                      6.1
          "Interest Payment Date"                 2.1
          "Legal Holiday"                        13.8
          "Paying Agent"                          2.3
          "Payment or Distribution"              11.1
          "Registered Accredited Investor Securities"  2.1
          "Registrar"                             2.3
          "Rule 13e-3 Transaction"               10.6
          "Security Register"                     2.3
          "U.S. Government Obligations"           8.1

SECTION 1.3. Incorporation by Reference to Trust Indenture Act. Whenever this Indenture refers to a provision of the
TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the Securities and Exchange
          Commission.

               "indenture securities" means the Securities.

               "indenture security holder" means a
Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company or any other obligor on the indenture securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them therein.

SECTION 1.4.  Rules of Construction.
          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles in effect as of the time as to which such accounting principles are to be applied;

               (3)  "or" is not exclusive; and

               (4) words in the singular include the plural, and in the plural include the singular.

                           ARTICLE II.
                         THE SECURITIES

SECTION 2.1. Form; Dating; Incorporation of Form in Indenture. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $20,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.3, 2.5, 2.6, 2.8, 3.6 or 9.5.

          The Securities shall be known and designated as the 8 1/2% Convertible Subordinated Debentures due 2004 of the Company. Their fixed maturity shall be April 1, 2004, and they shall bear interest at the rate per annum of 8 1/2%, from and including the date of issuance thereof until maturity or earlier redemption, payable semiannually on April 1 and October 1 commencing October 1, 1999 (each an "Interest Payment Date"), until the principal thereof is paid or made available for payment. Subject to
Section 2.10, such interest shall be paid to the Holder in whose name each Security was registered at the close of business on the Regular Record Date next preceding each Interest Payment Date.

          The Company may at any time during the 30-day period following the Initial Issue Date, without the consent of the Holders of the Securities then outstanding, create and issue additional Securities, in an aggregate principal amount equal to an amount that when added to the aggregate principal amount of Securities previously authenticated and delivered hereunder will not exceed $20,000,000. Such Securities shall have the same terms, conditions, rights and benefits as the Securities issued on the Initial Issue Date and references in this Indenture to "Securities" shall be construed accordingly. Purchasers of Securities issued after the Initial Issue Date will be required to pay the Company accrued interest from the Initial Issue Date until the date of issuance of such Securities.

          The Securities shall be redeemable as provided in
Article 3.

          The Securities shall be subordinated in right of payment to Senior Indebtedness, to the extent provided in
Article 11.

          The Securities shall be convertible as provided in
Article 10.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          All Securities will be issued in fully registered form in denominations of U.S. $1,000 and integral multiples thereof (the "Registered Securities"), which Securities shall be in substantially the form of Exhibit A hereto. The Registered Securities which are Restricted Securities are hereinafter collectively referred to as "Registered Accredited Investor Securities."

SECTION 2.2.  Execution and Authentication.
          Two Officers shall sign the Securities for the Company by manual or facsimile signature.

          If one or both of the Officers whose signatures are on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

          A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $20,000,000 upon the execution of the Indenture and a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company (a "Company Order").

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          The Securities shall be issuable only in registered form without coupons. The Securities shall be issuable only in denominations of $1,000 principal amount and any whole multiples thereof.

SECTION 2.3.  Registrar and Agents.
          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (the "Security Register") and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The Company or any Subsidiary may act as Paying Agent and/or Conversion Agent. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

          The Company may change any Paying Agent, Registrar, Conversion Agent or Co-Registrar on sixty (60) days' prior written notice to the Trustee. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.

SECTION 2.4.  Paying Agent to Hold Money in Trust.
          At least one Business Day prior to each due date of the principal of, premium if any, and interest on any Securities, the Company shall deposit with each Paying Agent a sum in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that it will hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, premium if any, or interest on the Securities and to notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall on or before each due date of the principal of, premium, if any, or interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay in immediately available funds to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (if other than the Company or a Subsidiary thereof) shall have no further liability for the money.

          The final installment of principal of and premium, if any, on each Security shall be payable only upon surrender of such Security at the office or agency of the Company maintained for such purpose. Payments of principal and premium, if any, and interest on a Security shall be made at the office or agency of the Company maintained for such purpose, or, in the case of any such payments other than the final payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Security Register maintained by the Registrar.

SECTION 2.5.  Transfer and Exchange.
          (1) When a Security is presented to the Registrar or a co-registrar with a request to register the transfer thereof, the Registrar or co-registrar shall register the transfer as requested, and when Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested provided that every Security represented or surrendered for registration of transfer or exchange shall be duly endorsed and accompanied by a written instrument of transfer satisfactory to the Company and the Registrar duly executed by the Holder or such Holder's attorney-in-fact duly authorized in writing; provided, further, that the Registrar or co-registrar, as the case may be, shall not register the transfer of such Security if such Security is a Restricted Security unless the conditions in Section 2.5(2) hereof shall have been satisfied. The Holder of each Security, including each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by the transfer restrictions set forth herein and in the legend on such Security.

          (2) Whenever any Restricted Security is presented or surrendered for registration of transfer or exchange for a Security registered in a name other than that of the Holder, no registration of transfer or exchange shall be made unless:

                    (a)  The registered Holder presenting such
          Restricted Security for transfer shall have certified to the Trustee in writing that the registered Holder is transferring the Restricted Security to the Company; or

                    (b)  The Trustee has received written
          certification from the registered Holder, and a written opinion of counsel acceptable in form and substance to the Company and the Trustee, indicating that the transfer is being made pursuant to an available exemption from, or a transaction not otherwise subject to, the registration requirements of the Securities Act.

          For purposes of this Section 2.5(2), such certification to the Trustee in writing shall be in the form of the Transfer
Notice set forth on the reverse of such Security. The Trustee shall be fully protected in relying on, and may assume conclusively the correctness of the statement made in, any certificate given pursuant to the Section 2.5(2).

          (3) Each certificate evidencing Restricted Securities shall bear a legend in substantially this following form:

          THIS SECURITY HAS BEEN ACQUIRED BY THE HOLDER FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION. THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
          (A) TO COMPTEK RESEARCH, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (AND CONFIRMED IN AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER OF THIS SECURITY IF THE ISSUER SO REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
          (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE.

Subject to compliance with Section 2.5(6) hereof, the above legend may be removed from a certificate when it no longer evidences a Security which is a Restricted Security.

          (4) To permit registrations of transfers and exchanges, the Company shall issue and the Trustee or any authenticating agent shall authenticate Securities at the Registrar's or co-registrar's request. No service charge to any Holder shall be made for any registration of transfer or exchange of Securities but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 2.8, 3.6, 9.5 or 10.2 not involving any transfer.

          (5) The Registrar shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.2 and ending at the close of business on the day of selection, or
(ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (6)  Any Restricted Security as to which the
restrictions on transfer set forth in Section 2.5(2) hereof shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Trustee in accordance with the provisions of this
Section 2.5(6) (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 (or any successor provision), by an opinion of counsel reasonably acceptable to the Company, addressed to the Company and the Trustee and in form and scope reasonably satisfactory to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or such successor provision)), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.5(3) hereof. The Company shall promptly inform the Trustee in writing of the effective date of any registration statement registering the Securities under the Securities Act.

           (7) All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders as shown on the list of Holders maintained by the Registrar and otherwise in accordance with the provisions of this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.6.  Replacement Securities.
          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security presents evidence to the satisfaction of the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a new Security in replacement of and substitution for such Security if the requirements of the Trustee and the Company are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company to protect the Company and is sufficient in the judgment of the Trustee to protect the Trustee or any Agent from any loss which it may suffer if a Security is replaced pursuant to this Section 2.6. The Company and the Trustee may charge for their respective expenses incurred in replacing a Security.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its sole discretion may, instead of issuing a new Security, pay or authorize the payment or convert or authorize the conversion of such Security.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

SECTION 2.7.  Outstanding Securities.
          Securities outstanding at any time are all Securities theretofore authenticated and delivered under this Indenture except: (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (b) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; provided, that in determining whether the Securityholders of the requisite principal amount of outstanding Securities are present at a meeting of Securityholders for quorum purposes or have voted or taken or concurred in any action under this Indenture, including the making of any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be disregarded.

          If a Security is replaced pursuant to Section 2.6, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or a Subsidiary) holds on a Redemption Date or maturity date money deposited with it by or on behalf of the Company sufficient to pay the principal of, premium, if any, and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.8.  Temporary Securities.
          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have non-material variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities upon written order of the Company signed by two Officers. Until so exchanged, temporary Securities represent the same rights as definitive Securities. Upon request of the Trustee, the Company shall provide an Officers' Certificate to the effect that the temporary Securities meet the requirements of the second sentence of this Section 2.8.

SECTION 2.9.  Cancellation.
          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or conversion and destroy canceled Securities and deliver a certificate of such destruction to the Company unless the Company directs the Trustee in writing prior to such destruction to deliver canceled Securities to the Company. Subject to Sections 2.6, 3.6 and the second paragraph of Section 10.2, the Company may not issue Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation or that a Securityholder has converted pursuant to Article 10 hereof.

SECTION 2.10.  Defaulted Interest.
          If the Company defaults in a payment of interest on Securities when the same becomes due and payable and such default continues for a period of 30 days, it shall pay the defaulted interest to the Persons who are Holders of the Securities on a subsequent special record date. After the deposit by the Company with the Trustee of money sufficient to pay such defaulted interest, the Trustee shall fix the special record date and payment date. Each such special record date shall be not less than 10 days prior to such payment date. Each such payment date shall be not more than 60 days after the deposit by the Company of money to pay the defaulted interest. At least 15 days before the special record date, the Company shall mail to each Holder of a Security, with a copy to the Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest to be paid.

SECTION 2.11.  Securityholder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, a copy of which list shall be provided to the Company upon its written request. If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee at least seven Business Days prior to each semiannual interest payment date and at such other times as the Trustee may reasonably request in writing a list in such form and as of such date as the Trustee may require of the names and addresses of Securityholders upon which the Trustee may conclusively rely.
The Trustee may destroy any such list upon receipt of a replacement list. The Paying Agent will solicit from each Securityholder a certification of social security number or taxpayer identification number in accordance with its customary practice and as required by law, unless the Paying Agent is in possession of such certification. Each Paying Agent is authorized to impose back-up withholding with respect to payments to be made to Securityholders to the extent required by law.

SECTION 2.12.  Persons Deemed Owners.
          Prior to registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security and neither the Company, the Trustee nor any Agent of the Company or the Trustee shall be affected by notice to the contrary.

                          ARTICLE III.
                           REDEMPTION

SECTION 3.1.  Notices to Trustee.
          If the Company wants to redeem the Securities pursuant to the optional redemption provisions of Paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed. The notice shall be given to the Trustee in writing at least 60 days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee in its discretion) and accompanied by an Officers' Certificate stating that the redemption complies with the provisions of this Indenture. Redemptions provided for in Paragraph 5 of the Securities shall be effected as provided in said Paragraph 5 or as otherwise agreed upon by the Company and the Trustee.

SECTION 3.2.  Selection of Securities to be Redeemed.
          If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot or by any other method that the Trustee considers fair and appropriate under the circumstances. The Trustee shall promptly notify the Company of the Securities to be so called for redemption. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them it selects shall be in principal amounts of $1,000 or multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee's selection of Securities for redemption by any method authorized by this
Section 3.2 shall be conclusively deemed reasonable.

          Upon any redemption of less than all the Securities, the Company and the Trustee, for the purpose of selecting Securities to be redeemed, may treat as outstanding any Securities surrendered for conversion during the period of 15 days next preceding the selection of the Securities and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

SECTION 3.3.  Notice of Redemption by the Company.
          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed, with a copy to the Trustee.

          The notice shall identify the Securities to be redeemed and shall state:

               (1)       the Redemption Date;

               (2)       the Redemption Price;

                         (3)  the Conversion Price;

               (4) the name and address of the Paying Agent and the Conversion Agent;

               (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date and, if not converted prior to the close of business on the Redemption Date, the right of conversion will be lost;

               (6)       that Holders who want to convert
          Securities must satisfy the requirements of Paragraph 8 thereof;

               (7)       that Securities called for redemption
          must be surrendered to the Paying Agent to collect the Redemption Price;

               (8)       that interest on Securities called for
          redemption ceases to accrue on and after the Redemption
          Date; and

               (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. If a CUSIP number is listed in such notice or printed on the Security, the notice shall state that no representation is made as to the correctness or accuracy of such CUSIP number.

SECTION 3.4.  Effect of Notice of Redemption.
          Once notice of redemption is mailed, Securities called for redemption become due and payable on the applicable Redemption Date and at the applicable Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

SECTION 3.5.  Deposit of Redemption Price.
          On or before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust or cause such Subsidiary to segregate and hold in trust) in immediately available funds money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money so deposited not required for that purpose.

SECTION 3.6.  Securities Redeemed in Part.
          Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                           ARTICLE IV.
                            COVENANTS

SECTION 4.1.  Payment of the Securities.
          The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (if other than the Company or a Subsidiary) holds on that date money designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal and premium, if any, at the rate borne by the Security; it shall pay interest, including post-petition interest in the event of a proceeding under any Bankruptcy Law, on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.2.  Commission Reports.
          The Company shall file with the Trustee, promptly after filing with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA 314(a).

          So long as the Securities remain outstanding, the Company shall cause its annual reports to stockholders (containing audited financial statements) and any other financial reports furnished by it to stockholders to be mailed to the Holders at their addresses appearing in the Security Register maintained by the Registrar.

SECTION 4.3.  Waiver of Stay, Extension or Usury Laws.
          The Company expressly waives (to the extent that it may lawfully do so) any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on Securities as contemplated herein or in such Securities, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture or the provisions of such Securities, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.4.  Notice of Default.
          The Company will, so long as any Securities are outstanding, deliver to the Trustee, within 10 days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in this Indenture, an Officers' Certificate specifying such Default or Event of Default, the period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5.  Compliance Certificates.
          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is March 31), a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating, as to each signer thereof:

               (1)  that a review of the activities of the
          Company during such year and of performance under this Indenture has been made under his or her supervision;

               (2) that to the best of his or her knowledge, based on such review, the Company has kept, observed, performed and fulfilled in all material respects each and every condition and covenant contained in this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof; and

               (3)  the conversion price (as described in
          Article 10 of this Indenture) then in effect.

          The Company will give the Trustee written notice of a change in the fiscal year of the Company, within a reasonable time after such change is effected.

SECTION 4.6. Limitation on Dividends and Other Distributions. The Company will not declare or pay any dividends or make any distribution to holders of its Capital Stock (other than dividends or distributions payable in Capital Stock of the Company), or purchase, redeem or otherwise acquire or retire for value any of its Capital Stock or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any of the Company's Capital Stock if at the time of any of the aforementioned actions an Event of Default has occurred and is continuing or would exist immediately after giving effect to such action.

          Notwithstanding the foregoing, the provisions of this
Section 4.6 will not prevent (i) the payment of any dividend within 60 days after the date of declaration when the payment would have complied with the foregoing provisions on the date of declaration; or (ii) the retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of its Capital Stock.

          SECTION 4.7. Investment Company Act of 1940.

          The Company is not, nor will it become, an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment
Company Act of 1940, as amended, and the rules and regulations thereunder.

          SECTION 4.8. Due Execution, Delivery and Performance of the Indenture.

          The Company's execution, delivery and performance of this Indenture and the Company's issuance of the Securities (a) have been duly authorized under New York law by all requisite corporate action by the Company, and (b) will not violate (1) any law or the Articles of Incorporation or Bylaws, each as amended, of the Company or of any subsidiaries of the Company.

          SECTION 4.9. Maintenance of Corporate Existence.

          While the Securities are outstanding, the Company shall maintain its corporate existence.

          SECTION 4.10. Failure to Timely Deliver Certificates Upon Conversion. If the Holder of any Security or Securities has strictly complied with the conversion requirements set forth in
Article X of this Indenture, in the Security and in the form of conversion notice attached to the Security and has not received certificates for the shares of Common Stock such Holder is entitled to receive in accordance with such conversion within three (3) Business Days after the date of delivery of the properly executed conversion notice and the Securities subject to conversion, all as provided in Article X of this Indenture, in the Security and in the form of conversion notice attached to the Security (the third Business Day following the date of such delivery being the "Delivery Date"), then, beginning with the Business Day following the Delivery Date, the Company shall pay to such Holder, in cash, a penalty payment calculated as follows:
The penalty payment will apply to the period beginning on the Business Day after the Delivery Date and ending on the day the Company delivers, or causes the delivery of, the certificates for the shares of Common Stock subject to such conversion to the Holder and shall accrue at a rate of 0.50% of the principal amount of the Securities subject to such conversion per day.

                           ARTICLE V.
                      SUCCESSOR CORPORATION

SECTION 5.1.  When Company May Merge, etc.
          The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person in any transaction in which the Company is not the continuing or surviving entity, unless (i) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture or is a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;
(ii) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia although it in turn may be owned by a foreign entity;
(iii) immediately after giving effect to such transaction no Default or Event of Default shall have happened and be continuing and the Officers' Certificate referred to in the following clause reflects that such Officers are not aware of any such Default or Event of Default that shall have happened and be continuing, and
(iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and thereafter all obligations of the Company shall terminate.

SECTION 5.2.  Successor Corporation or Trust Substituted.
          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation has been named as the Company herein; the Company shall thereupon be relieved of any further obligation or liability hereunder or upon the Securities; and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Comptek Research, Inc., any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the Officers to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Securities had been issued at the date of the execution hereof.


                           ARTICLE VI.
                      DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default.
          An "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 11 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order or any court or any order, rule or regulation of any administrative or governmental body):

               (1)  the Company defaults in the payment of
          interest on any Security when the same becomes due and payable and such default continues for a period of 30 days or more;

               (2) the Company defaults in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

               (3) the Company fails to comply with any of its other material covenants, agreements or conditions in the Securities or this Indenture and such default continues for the period and after the notice specified in the last paragraph of this Section 6.1;

               (4) there shall be a material default under any bond, debenture, note or other evidence of Indebtedness or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary, whether any such Indebtedness now exists or shall hereafter be created, if (a) either
          (i) such event of default results from the failure to pay any such Indebtedness at maturity or (ii) as a result of such event of default, the maturity of such Indebtedness has been accelerated prior to its stated maturity and such acceleration was not rescinded or annulled or the accelerated amount paid or discharged within ten days after notice to the Company of such acceleration, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $20,000,000 or more;

               (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

                         (a)  commences a voluntary case or
               proceeding,

                         (b)  consents to the entry of an order
               for relief against it in an involuntary case or proceeding,

                         (c)  consents to the appointment of a
               Custodian of it or for all or any substantial part of its property,

                         (d)  makes a general assignment for the
               benefit of its creditors; or

                         (e)  admits in writing its inability to
               pay its debts generally.

               (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law:

                         (a)  for relief against the Company in
               an involuntary case or proceeding,

                         (b)  appointing a Custodian of the
               Company or for all or substantially all of its property, or

                         (c)  ordering the liquidation of the
               Company,

          and the order or decree remains unstayed and in effect for 90 days.

               (7) a Custodian shall be appointed out of Court with respect to the Company or all or any substantial part of its properties.

          A default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of a majority in principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the default and the Company does not cure the default within 60 days after receipt of such notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." The Trustee shall give such notice to the Company only if directed to do so in writing by the Holders of a majority in principal amount of the Securities then outstanding. Such notice by the Trustee shall not be deemed to be a certification by the Trustee as to whether an Event of Default has occurred.

SECTION 6.2.  Acceleration.
          If an Event of Default (other than an Event of Default specified in Section 6.1(5) or 6.1(6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of a majority in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare to be due and payable immediately the principal amount of the Securities plus accrued interest to the date of acceleration. Upon any such declaration, such amount shall be due and payable immediately, and upon payment of such amount all of the Company's obligations with respect to the Securities, other than obligations under
Section 7.7, shall terminate. If an Event of Default specified in Section 6.1(5) or 6.1(6) occurs, all unpaid principal and accrued interest on the Securities then outstanding shall become and be immediately due and payable without any declaration or the act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if (x) all existing Events of Default, other than the non-payment of the principal of the Securities, which have become due solely by such declaration of acceleration, have been cured or waived, (y) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid, and (z) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. The Trustee may rely upon such notice of rescission without any independent investigation as to the satisfaction of conditions (x), (y) and
(z).

SECTION 6.3.  Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4.  Waiver of Defaults and Events of Default.
          Subject to Section 9.2, the Holders of a majority in principal amount of the Securities then outstanding, on behalf of all the Securityholders, by written notice to the Trustee may waive a Default or Event of Default with respect to the Securities and its consequences. When a Default or Event of Default is waived, it is considered to be cured and ceases to exist; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.  Control by Majority.

          The Holders of a majority in principal amount of the Securities then outstanding may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of other Securityholders, it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Securityholders, or that may involve the Trustee in personal liability or for which the Trustee does not have indemnification reasonably satisfactory to the Trustee pursuant to Sections 7.1(5) and 7.2(6); provided that, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6.  Rights of Holders to Receive Payment.
Subject to Article 11, notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          Notwithstanding any other provision of this Indenture, the right of any Holder of any Security to convert such Security or to bring suit for the enforcement of such right shall not be impaired or affected without the written consent of the Holder.

SECTION 6.7.  Collection Suit by Trustee.

          If an Event of Default in payment of interest or principal, and premium, if any, specified in Section 6.1(1) or
(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of unpaid principal, and premium, if any, and accrued interest remaining unpaid on the Securities, together with interest on overdue principal, and premium, if any, and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.8.  Trustee May File Proofs of Claim.
          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

SECTION 6.9.  Priorities.
          If the Trustee collects any money pursuant to this
Article 6, it shall pay out the money in the following order:

          FIRST:    to the Trustee amounts due under Section 7.7;

          SECOND:   to holders of any Senior Indebtedness as
required by Article 11;

          THIRD:    to the Holders of the Securities for amounts
          due and unpaid on the Securities for principal, premium, if any, Repurchase Price, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          FOURTH:   to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section
6.9.

SECTION 6.10.  Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding or a suit by any holder of Senior Indebtedness.

SECTION 6.11.  Limitation on Suits.
          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1)  the Holder gives to the Trustee written
          notice stating that an Event of Default is continuing;

               (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy or initiate proceedings in respect of an Event of Default;

               (3) such Holder or Holders offer to the Trustee security or indemnity against any loss, liability or expense satisfactory to the Trustee;

               (4) the Trustee does not comply with the request within 60 days after receipt of notice, the request and the offer of security or indemnity; and

               (5)  the Holders of a majority in aggregate
          principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder. Rights and Remedies available to the SecurityHolder under this Indenture are cumulative. Any delay or omission with respect to a Right or Remedy shall not constitute waiver of such Right or Remedy.


                          ARTICLE VII.
                             TRUSTEE

SECTION 7.1.  Duties of Trustee.
          (1) The duties and responsibilities of the Trustee shall be as provided by the TIA. If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (2) Except during the continuance of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

               (a) The Trustee need perform only those duties that are specifically set forth in this Indenture, and the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no others, and no implied covenants or obligation shall be read into this Indenture against the Trustee.

               (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) This paragraph does not limit the effect of paragraph (2) of this Section 7.1.

               (b) The Trustee shall not be liable for any error in judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (4) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 7.1 and subject to Sections 315 and 316 of the TIA.

          (5) Subject to subsection (3), the Trustee may refuse to perform any duty or exercise any right or power unless, subject to the provisions of the TIA, it receives indemnity satisfactory to it against any loss, liability, expense or fee.

          (6) The Trustee shall not be liable for interest on any money received by it. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2.  Rights of Trustee.
          (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (3) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of such agents or attorneys appointed with due care and shall not be responsible for their supervision.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (5) The Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and reliance thereon.

          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.3.  Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, is subject to Sections 7.10 and 7.11.

SECTION 7.4.  Trustee's Disclaimer.
          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities other than its certificate of authentication or in any document used in the sale of the Securities other than any statement in writing provided by the Trustee expressly for use in such document.

SECTION 7.5.  Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if such Default or Event of Default is actually known to the Trustee, the Trustee shall mail to each Holder of Securities notice of the Default or Event of Default within 90 days after it becomes known to the Trustee. Except in the case of a default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of Securities. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless and until a Trust Officer shall have actual knowledge thereof, or shall have received written notice thereof from the Company at its principal Corporate Trust Office as specified in Section 13.2. The Trustee shall not be deemed to have actual knowledge of an Event of Default hereunder, except in the case of an Event of Default under Sections 6.1(1) or 6.1(2) (provided that the Trustee is the Paying Agent), until a Trust Officer receives written notice thereof from the Company or any Securityholder that such a Default or an Event of Default has occurred.

SECTION 7.6.  Reports by Trustee to Holders.
          Within 60 days after each May 15 beginning with May 15 of the first year in which Securities are outstanding hereunder, the Trustee, if required by the provisions of TIA 313(a), shall mail to each Securityholder a brief report dated as of May 15 of such year that complies with TIA 313(a). The Trustee also shall comply with TIA 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the Securities and Exchange Commission and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee in writing whenever the Securities become listed or delisted on or from any securities exchange.

SECTION 7.7.     Compensation and Indemnity
          The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include, but shall not be limited to, the reasonable compensation, disbursements and expenses of the Trustee's agents, consultants and counsel.

          The Company shall indemnify and defend the Trustee and its officers, directors, stockholders, agents and employees for, and hold them harmless against, any loss or liability incurred by it in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the Securities or the exercise or performance of any of the Trustee's powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that any failure to so notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company's ability to defend such claim shall be prejudiced thereby. The Company shall assume the defense of any such claim at the Company's expense with counsel reasonably satisfactory to the Trustee; provided, however, that if the Trustee is advised by counsel that the interests of the Company and the Trustee conflict, the Trustee shall have the right to retain separate counsel at the expense of the Company.

          The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through the Trustee's proven negligence or willful misconduct. The Company shall not be liable for any settlement of any claim or action effected without the Company's consent, which consent shall not be unreasonably withheld. To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee or any Paying Agent.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy or comparable law. The provisions of this Section shall survive termination of this Indenture.

SECTION 7.8.  Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.8.

          The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date such resignation shall become effective as specified therein. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent will not be unreasonably withheld. The Company may remove the Trustee if:

               (1)  the Trustee fails to comply with Section
          7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, unless a successor Trustee is appointed by the Holders in accordance with this Indenture.

          If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its fees and expenses, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under
Section 7.7 shall continue for the benefit of the retiring Trustee with respect to its administration of the trusts hereunder, including without limitation, the rights of the retiring Trustee to indemnification and its rights to receive expenses incurred by it and compensation earned by it under or pursuant to the Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities.

SECTION 7.9.  Successor Trustee by Merger, etc.
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA 310(b), including the optional provision permitted by the second sentence of TIA
 310(b)(9). The Trustee shall be organized in the United States or any state thereof, shall be authorized to execute the corporate trustee powers and shall be subject to supervision or regulation by a federal or state authority.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.

                          ARTICLE VIII.
             SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1.  Satisfaction, Discharge and Defeasance of the
Securities.
          The Company shall be deemed to have paid and discharged the entire indebtedness on the Securities after the date of the deposit referred to in paragraph (1) below, the provisions of this Indenture shall no longer be in effect in respect of the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness; provided that the following conditions shall have been satisfied:

               (1) the Company has deposited or caused to be deposited with the Trustee irrevocably as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, with reference to this Section 8.1,
          (a) money or (b) U.S. Government Obligations or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on all the Securities for principal, premium, if any, and interest, if any, to the maturity date of the Securities as such principal, premium, if any, or interest becomes due and payable in accordance with the terms of this Indenture and the Securities;

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in connection with all of the Securities, including all fees and expenses of the Trustee; and

               (3) the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire Indebtedness on the Securities and the discharge of this Indenture and the termination of the Company's obligations hereunder have been complied with.

          "U.S. Government Obligations" means direct, non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the timely payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

SECTION 8.2.  Satisfaction and Discharge of Indenture.
          In addition to its rights under Section 8.1, the Company may terminate all of its obligations under this Indenture when:

               (1)  all of the Securities theretofore
          authenticated and delivered (other than (a) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 hereof and (b) Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 2.4 and Section 8.6 hereof) have been delivered to the Trustee for cancellation (including any cancellation resulting from the conversion of such Securities pursuant to Paragraph 8 of the Securities); and

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in connection with the outstanding Securities, including all fees and expenses of the Trustee.

SECTION 8.3.  Survival of Certain Obligations.
          Notwithstanding the satisfaction and discharge of this Indenture pursuant to Section 8.1, the respective obligations of the Company specified in Sections 2.3, 2.4, 2.5, 2.6, 2.11, 4.1, 7.7, 8.5, 8.6, 8.7 and in Article 10 shall survive until the Securities are no longer outstanding, and after the Securities are no longer outstanding, or upon compliance with Section 8.2, only the obligations of the Company in such Sections 7.7 and 8.6 shall survive. Nothing contained in this Article 8 shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.4.  Application of Trust Money.
          (1) Subject to the provisions of Section 8.6, all money and U.S. Government Obligations deposited with the Trustee for the Securities pursuant to Section 8.1 or Section 8.2, and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee for the Securities pursuant to Section 8.1 or Section 8.2 shall be held in trust and reinvested by the Trustee in (a) U.S. Government Obligations or
(b) beneficial interests in one or more mutual funds which invest all or substantially all of their assets in U.S. Government Obligations and which are rated in the highest applicable rating category by a nationally-recognized statistical rating organization in accordance with the Company's written instructions and applied by the Trustee in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, on the Securities; but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to the subordination provisions of
Article 11.

          (2) The Trustee shall deliver or pay to the Company from time to time upon the Company's written request any U.S. Government Obligations or money held by it as provided in Section
8.1 or Section 8.2 which, in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations, or money, were deposited or received.

SECTION 8.5.  Paying Agent to Repay Monies Held.
          Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.6.  Return of Unclaimed Monies.
          Any monies deposited with or paid to the Trustee or any Paying Agent for the Securities, or then held by the Company in trust, for the payment of any principal, premium, if any, and interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of, premium, if any, and interest, if any, on the Securities, as the case may be, shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by such Trustee or any Paying Agent on written demand by the Company or (if then held by the Company or any Affiliate) shall be discharged from such trust; and the Holders of the Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof; provided, however, that, before being required to make any such repayment, the Trustee may, or shall at the written request of the Company, at the expense of the Company, cause to be published once in an authorized newspaper in the same city in which the place of payment with respect to the Securities shall be located and in an authorized newspaper in the City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by the Trustee) that said monies remain unclaimed and that, after a date named therein, any unclaimed balance of said monies then remaining will be returned to the Company.

SECTION 8.7.  Reinstatement.
          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section
8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.4; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on the Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.8.  Indemnity for Government Obligations.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited with the Trustee pursuant hereto or the principal and interest received on such U.S. Government Obligations.

                           ARTICLE IX.
                     AMENDMENTS AND WAIVERS

SECTION 9.1. Amendments and Waivers Without Consent of Holders. The Company, when authorized by Board Resolution, and the Trustee at any time and from time to time, may amend or supplement this Indenture, (any such amendment or supplement to be in a form satisfactory to the Trustee) or the Securities without notice to or consent of any Securityholder for any of the following purposes:

               (1)  to comply with Section 5.1; or

               (2) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

               (3)  to cure any ambiguity, defect or
          inconsistency, or to make any other change that does not adversely affect the interests or rights of the Holders of Securities; or

               (4) to add to the covenants of the Company, for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

               (5)  to add any Event of Default.

          The Trustee shall be entitled to receive upon request an Officers' Certificate and an Opinion of Counsel to its satisfaction with respect to any supplement to this Indenture without consent of the Holders that all conditions precedent have been satisfied.

SECTION 9.2. Amendments and Waivers with Consent of Holders. With the written consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by Board Resolution, and the Trustee may amend or supplement this Indenture (any such amendment or supplement to be in a form satisfactory to the Trustee) or the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Subject to Section 9.4, without the consent of each Holder of Securities affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

               (2) reduce the rate of or extend the time for payment of interest on any Security;

               (3) reduce the principal of or extend the fixed maturity of any Security;

               (4) waive (except unless theretofore cured) a default in the payment of the principal of (and premium, if any on), interest on or redemption amounts with respect to any Security;

               (5) make any Security payable in currency other than that stated in the Security;

               (6)  make any change in Sections 6.4, 6.6 or 9.2;

               (7) make any change that adversely affects the right to convert any Security;

               (8) make any change in Article 11 that adversely affects the rights of any Securityholder; or

               (9) impair the right of any Holder to institute any suit or proceeding.

          To secure a consent of the Holders under this Section, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver; rather, it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.

SECTION 9.3.  Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.  Revocation and Effect of Consents.
          Subject to this Indenture, each amendment, supplement or waiver evidencing other action shall become effective in accordance with its terms. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security, if the Trustee receives the notice of revocation before the date the amendment, waiver or other action becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from Holders of the principal amount of Securities then outstanding required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment, waiver or other action becomes effective, pursuant to Section 9.1 or Section 9.2, as the case may be, it shall bind every Holder of a Security.

SECTION 9.5.  Notation on or Exchange of Securities.
          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may request the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms the cost and expense of which will be borne by the Company.

SECTION 9.6.  Trustee to Sign Amendments, etc.
          The Trustee need not sign any amendment that adversely affects its rights or interests, as determined by the Trustee in its sole discretion. In signing or refusing to sign any amendment the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.


                           ARTICLE X.
                    CONVERSION OF SECURITIES

SECTION 10.1.  Right of Conversion; Conversion Price.
          Subject to the provisions of Paragraph 8 of the Securities, the Holder of any Security or Securities shall have the right, at such Holder's option, at any time after the effective date of the Registration Statement and before the close of business on April 1, 2004 (except that, with respect to any Security or portion of a Security which shall be called for redemption, such right shall terminate at the close of business on the Redemption Date fixed for redemption of such Security or portion of a Security unless the Company shall default in payment due upon redemption thereof), to convert, subject to the terms and provisions of this Article 10, the principal of any such Security or Securities or any portion thereof which is $1,000 principal amount or an integral multiple thereof into shares of common stock of the Company, $.02 par value per share ("Common Stock"), initially at the conversion price per share of $9.50 or, in case an adjustment of such price has taken place pursuant to the provisions of Section 10.4, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Security or Securities, the principal of which is so to be converted, accompanied by written notice of conversion duly executed, to the Company, at any time during usual business hours at the office or agency maintained by it for such purpose, and, if so required by the Conversion Agent or Registrar, accompanied by a written instrument or instruments of transfer in form satisfactory to the Conversion Agent or Registrar duly executed by the Holder or his duly authorized representative in writing. For convenience, the conversion of any portion of the principal of any Security or Securities into shares of Common Stock is hereinafter sometimes referred to as the conversion of such Security or Securities.

SECTION 10.2.  Issuance of Shares on Conversion.
          As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion, the Company shall deliver or cause to be delivered at its said office or agency, to or upon the written order of the Holder of the Security or Securities so surrendered, certificates representing the number of fully paid and nonassessable shares of Common Stock into which such Security or Securities may be converted in accordance with the provisions of this Article 10. Such conversion shall be deemed to have been made as of the close of business on the date that such Security or Securities shall have been surrendered for conversion by delivery thereof with a written notice of conversion duly executed, so that the rights of the Holder of such Security or Securities as a Securityholder shall cease at such time and, subject to the following provisions of this paragraph, the Person or Persons entitled to receive the shares of Common Stock upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the conversion price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and provided, further, that in such event such conversion shall be at the conversion price in effect on the date that such Security or Securities shall have been surrendered for conversion by delivery thereof, as if the stock transfer books of the Company had not been closed. The Company shall give or cause to be given to the Trustee written notice whenever the stock transfer books of the Company shall be closed.

          Upon Conversion of any Security which is converted in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in principal amount equal to the unconverted portion of such Security.

SECTION 10.3.  No Adjustment for Interest or Dividends.
          No payment or adjustment in respect of interest on the Securities or dividends on the shares of Common Stock shall be made upon the conversion of any Security or Securities; provided, however, that if a Security or any portion thereof shall be converted subsequent to any Regular Record Date and on or prior to the next succeeding Interest Payment Date, the interest falling due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name such Security is registered at the close of business on such Regular Record Date and Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date.

SECTION 10.4.  Adjustment of Conversion Price.
          (1) In case the Company shall pay or make a dividend or other distribution on any class of Capital Stock of the Company in shares of Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

          (2) In case the Company shall issue rights or warrants to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share) less than the current market price per share (determined as provided in paragraph (6) of this Section 10.4) of the shares of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the subscription price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion of exchange price of the convertible or exchangeable securities so offered) would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that all of the shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the conversion price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights or warrants. No adjustment will be required for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, or for a change in the par value of the Common Stock. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

          (3) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (4) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness or assets (including securities, but excluding any (a) rights or warrants referred to in paragraph (2) of this Section 10.4, (b) any dividend or distribution not prohibited by Section 4.6 hereof and
(c) any dividend or distribution referred to in paragraph (1) of this Section 10.4), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the day fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (6) of this Section) of the shares of Common Stock on the date fixed for such determination less the then fair market value as determined by the Board of Directors of the Company (whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock and the denominator shall be such current market price per share of the shares of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (5) In case the shares of Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or a stock dividend described in paragraph
(1) or (3) of this Section 10.4, or a consolidation, merger or sale of assets described in Section 10.10), then and in each such event the Holders of Securities shall have the right thereafter to convert such Securities into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such Securities might have been converted immediately prior to such reorganization, reclassification or change.

          (6) In case the Company shall report income before extraordinary item and accounting charge diluted earnings per share of less than $0.80 for its fiscal year ending March 31, 2000, the conversion price, as of 8:00 a.m. EST, in effect on the Business Day following the day on which the Company files its Annual Report on Form 10-K with respect to such fiscal year shall be $8.50 (or such other amount reflecting a 10.5% reduction to the then current conversion price if an adjustment to the conversion price had previously been made pursuant to the provisions of this Section 10.4).

          (7) For the purpose of any computation under paragraphs (2) and (4) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 15 consecutive Business Days selected by the Company commencing not more than 30 and not less than 20 Business Days before the date in question.

          (8) No adjustment in the conversion price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (8)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph
(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (8) shall be made to the nearest cent.

          (9) The Company may, but shall not be required to, make such reductions in the conversion price, in addition to those required by paragraph (1), (2), (3), (4), (5) and (6) of this Section 10.4 as the Company's Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason. The Company's Board of Directors shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this
Section 10.4 and its actions in so doing shall be final and conclusive.

          (10) The adjustments provided for in this Section 10.4 shall be made successively whenever any event listed above shall occur.

SECTION 10.5.  Notice of Adjustment of Conversion Price.
          Whenever the conversion price for the Securities is adjusted as herein provided:

               (1)  the Company shall compute the adjusted
          conversion price in accordance with Section 10.4 and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of the Securities pursuant to Section 2.3 and with the Trustee; and

               (2) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Company to all Holders of the Securities at their last addresses as they shall appear in the Security Register.

               (3) If the conversion price is adjusted and the Company fails to file an Officers' Certificate with the Trustee as provided by Section 10.5(1) and the Trustee is acting as the Conversion Agent, the Trustee shall be entitled to rely conclusively on the conversion price set forth in the Officer's Certificate most recently received by the Trustee (or as set forth in the Securities and this Indenture if the conversion price shall not have been adjusted).

SECTION 10.6.  Notice of Certain Corporate Action.
          (1)  In case:

               (a) the Company shall authorize the granting to holders of its shares of Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

               (b) of any reclassification of the shares of Common Stock of the Company, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Securities pursuant to Section 2.3 and shall cause to be mailed to the Trustee and all Holders of the Securities at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the Holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the conversion price applicable to the Securities and, if so, shall state what the adjusted conversion price will be and when it will become effective. Neither the failure to give the notice required by this Section, nor any defect therein, to any particular Holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up, or the vote on any action authorizing such with respect to the other holders.

          (2) In case the Company or any Affiliate of the Company shall propose to engage in a "Rule 13e-3 Transaction" as defined in the Commission's Rule 13e-3 under the Exchange Act, the Company shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the Commission or any other Person pursuant to such Rule 13e-3, cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, a copy of all information required to be given to the holders of the Company's Capital Stock pursuant to such Rule 13e-
3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the Company pursuant to this Section 10.6 or any other provision of the Securities or this Indenture.

SECTION 10.7.  Taxes on Conversions.
          The Company will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 10.8.  Fractional Shares.
          No fractional shares or scrip representing fractional shares shall be issued upon any conversion of the Securities. If any such conversion would otherwise require the issuance of a fractional share an amount equal to such fraction multiplied by the current market price per share of Common Stock (determined as provided in paragraph (6) of Section 10.4) on the day of conversion shall be paid to the Holder in cash by the Company.

SECTION 10.9.  Cancellation of Converted Securities.
          All Securities delivered for conversion shall be delivered to the Trustee or the Conversion Agent to be canceled by or at the direction of the Trustee or the Conversion Agent, which shall dispose of the same as provided in Section 2.9.

SECTION 10.10.  Provisions in Case of Consolidation, Merger or
Sale of Assets.
          (1) In case of any consolidation of the Company with, or merger of the Company into, any Person, or in case of any merger of another Person into the Company (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 10.1 to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
10. The above provisions of this Section 10.10 shall similarly apply to successive consolidations, mergers, sales or transfers.

          (2) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Holders upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto.

SECTION 10.11.  Disclaimer by Trustee of Responsibility for
Certain Matters.
          The Trustee and each Conversion Agent (other than the Company or any Subsidiary) shall not at any time be under any duty or responsibility to any Holder of the Securities to determine whether any facts exist which may require any adjustment of the conversion price, how it should be calculated or what it should be, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and each Conversion Agent (other than the Company or any Subsidiary) shall not be accountable with respect to the validity, value, kind or amount of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it makes no representation with respect thereto. The Trustee and each Conversion Agent (other than the Company or any Subsidiary) shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or, subject to Section 7.1, to comply with any of the covenants of the Company contained in this Article 10.

SECTION 10.12.  Covenant to Reserve Shares.
          The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized shares of Common Stock, solely for the purpose of issuance upon conversion of the Securities as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Securities. The Company covenants that all shares of Common Stock which shall be so issuable shall be, when issued, duly and validly issued and fully paid and non-assessable. For purposes of this Section 10.12, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Securities shall be computed as if at the time of computation all outstanding Securities were held by a single holder.

                           ARTICLE XI.
                    SUBORDINATION; SENIORITY

SECTION 11.1.  Securities Subordinated to Senior Indebtedness.
          (1) The Company agrees, and each Holder of the Securities by his acceptance thereof likewise agrees, that the payment of the principal of, premium, if any, and interest on the Securities (all of the foregoing, a "Payment or Distribution") is subordinated and junior in right of payment, to the extent and in the manner provided in this Article 11, except as provided in
Article 8, to the prior payment in full in cash of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed.

          A Payment or Distribution shall include any asset of any kind or character, and may consist of cash, securities or other property, by set-off or otherwise, and shall include, without limitation, any purchase, redemption or other acquisition of Securities or the making of any deposit of funds or securities pursuant to this Indenture (including, without limitation, any deposit pursuant to Article 8 hereof).

          (2) The Senior Indebtedness of the Company shall continue to be Senior Indebtedness and entitled to the benefit of these subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to refinancing of the Senior Indebtedness.

          (3) All the provisions of this Indenture and the Securities shall be subject to the provisions of this Article 11 so far as they may be applicable thereto, except that nothing in this Article 11 shall apply to claims for, or payments to, the Trustee under or pursuant to Section 7.7.

          (4) No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company, any Paying Agent, the Holders of the Securities, the Trustee or the holders of the Senior Indebtedness, or by any noncompliance by the Company, any Paying Agent, the Holders of the Securities or the Trustee with any of the terms, provisions and covenants of the Securities or this Indenture, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

SECTION 11.2. Company Not to Make Payments with Respect to Securities in Certain Circumstances.
          No Payment or Distribution shall be made by the Company, the Trustee or any Paying Agent on account of principal of, premium, if any, or interest on the Securities, whether upon stated maturity, upon redemption or acceleration, or otherwise, or on account of the purchase or other acquisition of Securities, whether upon stated maturity, upon redemption or acceleration, or otherwise, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the acceleration thereof or with respect to the payment of any Senior Indebtedness and (a) such default is the subject of a judicial proceeding or (b) written notice of such default has been given to the Company by any holder or holders of any Senior Indebtedness, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist.

          Upon any acceleration of the principal of the Securities or any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the redemption price or principal of (and premium, if any) or interest on the Securities; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Article upon the Senior Indebtedness and the holders thereof with respect to the Securities or the Holders thereof or the Trustee, by a lawful plan of reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, the payment of which is junior or otherwise subordinate, at least to the extent provided in this Article 11 with respect to the Securities to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness at the time outstanding, and the rights of the holders of Senior Indebtedness of the Company are not altered by such plan of reorganization or readjustment), to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such Payment or Distribution directly to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Payment or Distribution is made to the Holders of the Securities or to the Trustee, except that the Trustee will have a lien for the payment of its fees and expenses.

          In the event that, notwithstanding the foregoing, any Payment or Distribution by the Company of any kind or character, (whether such payment shall be in cash, property or securities) which is prohibited by the foregoing, shall have been made to the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter be made known to a Trust Officer of the Trustee or, as the case may be, such Holder, then and in such event such Payment or Distribution shall be paid over by the Trustee (if the Notice required by Section 11.5 has been timely received by the Trustee) or such Holder or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by any Holder of a Security as the property of the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in
Article 5 shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section
11.2 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the obligations of the Holders of the Securities hereunder to the holders of Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) apply any amounts received to any liability (other than Subordinated Indebtedness) of the Company owing to holders of Senior Indebtedness; and/or (v) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.3.  Subrogation of Securities.
          Subject to the payment in full in cash of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all Senior Indebtedness at the time outstanding, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive Payments or Distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no Payments or Distributions to the holders of Senior Indebtedness to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, the Company's creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Nothing in this Article 11 shall prevent conversions of Securities pursuant to Article 10.

          Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.4.  Authorization by Holders of Securities.
          Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holder of the Security and the holders of Senior Indebtedness, the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes including, without limitation, to execute, verify, deliver and file any proofs of claim which any holder of Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Securities and to effectuate the full benefit of the subordination contained herein. If the Trustee shall fail to do so prior to 30 days prior to the expiration of the period for filing such claims, any such holder of Senior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the Holder to execute, verify, deliver and file any such proofs of claim; provided that no holder of Senior Indebtedness shall incur any liability for any failure to exercise its right to file any such proofs of claim.

SECTION 11.5.  Notices to Trustee.
          The Company shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 11. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provisions of this
Article 11 unless and until a Trust Officer of the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security) with respect to such moneys the notice provided for in this Section 11.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have the full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date or at any time thereafter.

          The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or agent on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.6.  Trustee's Relation to Senior Indebtedness.
          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Holders of the Securities or the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

SECTION 11.7.  No Impairment of Subordination.
          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, the Trustee or the Holder of any of the Securities or by any act, or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company, the Trustee or the Holder of any of the Securities with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

SECTION 11.8.  Article 11 Not To Prevent Events of Default.
          The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of an Event of Default with respect to such Securities under Section 6.1.

SECTION 11.9.  Paying Agents other than the Trustee.
          In any case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee.

SECTION 11.10.  Securities Senior to Subordinated Indebtedness.
          The indebtedness represented by the Securities will be senior and prior in right of payment to all Subordinated
Indebtedness, to the extent and in the manner provided in such Subordinated Indebtedness.

                          ARTICLE XII.
                   RIGHT TO REQUIRE REPURCHASE

SECTION 12.1  Right to Require Repurchase.
          In the event that there shall occur a Change in Control (as defined in Section 12.5), each Holder shall have the right, at such Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall, subject to the provisions of Article XI, purchase, all or any part of such Holder's Notes on the date (the "Repurchase Date") that is 75 days after the date the Company gives notice of the Change in Control as contemplated in Section 12.2(1) at a price (the "Repurchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. In connection with the exercise of the repurchase right by a Holder prior to a Redemption Date, a Holder's right to exercise his repurchase right shall terminate at the close of business on the Business Day prior to the Redemption Date.

SECTION 12.2.  Notice; Method of Exercising Repurchase Right.
          (1) On or before the 15th day after the occurrence of a Change in Control, the Company or, at the request of the Company, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each Holder of the Notes at such Holder's address appearing in the Note Register. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

               Each notice of a repurchase right shall state:

               (a) the event constituting the Change in Control and the date thereof;

               (b)  the Repurchase Date;

               (c) the date by which the repurchase right must be exercised;

               (d)  the Repurchase Price; and

               (e)  the procedures a Holder must follow to
exercise a repurchase right.

          No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right.
The Trustee shall have no affirmative obligation to determine if there shall have occurred a Change in Control.

          (2) To exercise a repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (1) above) and to the Trustee on or before the tenth day prior to the Repurchase Date
(a) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Note or Notes (or portion of a Note) to be repurchased and a statement that an election to exercise the repurchase right is being made thereby and (b) the Note or Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable. If the Repurchase Date falls between any Regular Record Date and the next succeeding Interest Payment Date, Notes to be repurchased must be accompanied by payment from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such Interest Payment Date. A Holder that fails to exercise a repurchase right in accordance with the terms hereof shall waive such repurchase right but the rights of such Holder to receive principal of and interest on the Notes and all other rights of such Holder under this Indenture shall not be affected thereby.

          (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall on the Repurchase Date pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Note or Notes as to which the repurchase right has been exercised. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Note, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Note or Notes in the aggregate principal amount of the unrepurchased portion of such surrendered Note.

SECTION 12.3.  Deposit Of Repurchase Price.
          On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount (in immediately available funds) of money sufficient to pay the Repurchase Price of the Notes which are to be repaid on the Repurchase Date.

SECTION 12.4.  Notes Not Repurchased On Repurchase Date.
          If any Note surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate per annum borne by such Note.

          SECTION 12.5.  "Change In Control" Defined.

          For purposes of this Article, "Change In Control" means any of the following events that occur after the date of this Indenture and on or prior to Maturity:

          (1) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons;

          (2) there shall be consummated any consolidation or merger of the Company (a) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (b) pursuant to which the Common Stock are converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common shares of the continuing or surviving corporation immediately after such consolidation or merger; or

          (3) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), together with any Affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of at least 50% of the total voting power of all classes of capital shares of the Company entitled to vote generally in the election of directors of the Company.

          Notwithstanding anything to the contrary set forth in this definition, a Change in Control shall not be deemed to have occurred:

          (A) under paragraph (3) above, solely by virtue of the Company, any Subsidiary, any employee share purchase plan, share option plan or other share incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any Person holding securities of the Company for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Securities Exchange Act of 1934 disclosing beneficial ownership by it of shares or securities of the Company, whether at least 50% of the total voting power referred to in paragraph (3) above, or otherwise; a recapitalization or a leveraged buyout or similar transaction involving members of management or their affiliates will constitute a Change in Control if it meets the foregoing definition; or

          (B)  under paragraphs (1), (2) or (3) above if:

               (i) the Current Market Price of the Common Stock on the date the Change in Control shall have occurred is at least equal to 105% of the Conversion Price in effect immediately preceding the time of such Change in Control; or

               (ii) all of the consideration (excluding cash payments for fractional shares) in the transaction giving rise to such Change in Control to the holders of Common Stock consists of common shares that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction the Notes become convertible solely into such common shares; or

               (iii) the consideration in the transaction giving rise to such Change in Control to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the daily Closing Prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of such transaction) is at least 105% of the Conversion Price in effect on the date immediately preceding the closing date of such transaction.

          If a Change in Control shall have occurred under paragraph (2) above, the Company shall deliver the Officers'
Certificate and Opinion of Counsel called for under Section 13.4 as well as the notices called for under Section 10.5.

          For purposes of this definition of Change of Control, "Current Market Price" on any date means the average daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than ten Trading Days before, and ending not later than, the date in question; "Closing Price" for any Trading Day means the last reported sale price (or, if none on any day, the mean between the bid and asked quotations on such day) of the securities in question for such date, in either case on the New York Stock Exchange or, if the securities are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market or, if the securities are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for such purpose; and "Trading Day", with respect to any stock exchange or securities market, means any Monday, Tuesday, Wednesday, Thursday or Friday on which such stock exchange or securities market is open for business.


                          ARTICLE XIII.
                          MISCELLANEOUS

SECTION 13.1.  Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provisions shall control. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.2.  Notices.
          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, or first class mail, postage prepaid (except that any notice by the Trustee to the Company of a default or an Event of Default under this Indenture shall be by registered or certified mail, postage prepaid, return receipt requested), or by a nationally-recognized overnight express courier service (which notices or communications shall be deemed received, in the case of the Company, the business day after the receipt thereof by such service and, in the case of the Trustee, upon receipt), addressed as follows:

          if to the Company:
               Comptek Research, Inc.
               2732 Transit Road
               Buffalo, New York  14224
               Attention:  President

          if to the Trustee:
               The Bank of New York
               Highwoods Center
               10161 Centurion Parkway
               Jacksonville, Florida 32256
               Attention:  Corporate Trust Department

The Company or the Trustee by notice to the other may designate additional or different addresses as shall be furnished in writing by either party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered, and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to the address of such Securityholder as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice, as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

          If the Company mails any notice or communication to Securityholders, it shall mail a copy to the Trustee and all Agents at the same time.

SECTION 13.3.  Communications by Holders with Other Holders.
          Securityholders may communicate pursuant to TIA
 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA 312(c).

SECTION 13.4.  Certificate and Opinion as to Conditions
Precedent.
          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate (which shall include the statements set forth in Section 13.5) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.5.  Statements Required in Certificate and Opinion.
          Each Certificate and Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1)  a statement that the Person making such
          certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 13.6.  Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 13.7.  Record Date.
          Whenever the Company or the Trustee solicits an act of Securityholders, the Company or the Trustee may fix in advance of the solicitation of such act a date as the record date for determining Securityholders entitled to perform said act. The record date shall be not more than 15 days prior to the date fixed for the solicitation of said act.

SECTION 13.8.  Legal Holidays.
          A "Legal Holiday" is a Saturday, a Sunday or a day on which banks or trust companies in the city in which either the Trustee or the Company is located are not required to be open.
If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.9.  Governing Law.
          The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the Courts of the State of New York and the U.S. Federal Courts, in each case sitting in the Erie County, New York, and waives any objection as to venue or forum non conveniens.

SECTION 13.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.11.  No Recourse Against Others.
          No stockholder, director or officer, as such, past, present or future, of the Company or of any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.12.  Successors.
          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.13.  Multiple Counterparts.
          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 13.14.  Table of Contents, Headings, etc.
          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.15.  Severability.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                    (Signature page follows.)
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              COMPTEK RESEARCH, INC.
                                a New York corporation



                              By:    /s/John J. Sciuto
                              Name:  John Sciuto
                              Title: Chairman, President and
                                     Chief Executive Officer


                              THE BANK OF NEW YORK,
                                as Trustee



                              By:    /s/Robert Seifert
                              Name:  Robert Seifert
                              Title: Agent

                            EXHIBIT A

                        FORM OF SECURITY

                           [Attached]

                        FORM OF SECURITY
                   [FORM OF FACE OF SECURITY]

THIS SECURITY HAS BEEN ACQUIRED BY THE HOLDER FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION. THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO COMPTEK RESEARCH, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (AND CONFIRMED IN AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER OF THIS SECURITY IF THE ISSUER SO REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
(III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE.



                                                        No. R-
                     COMPTEK RESEARCH, INC.

       8-1/2% Convertible Subordinated Debenture Due 2004

          COMPTEK RESEARCH, INC., a New York corporation, promises to pay to _________________________________________ or
registered assigns, the principal sum of ____________________________________________ Dollars, on April 1,
2004.

         Interest Payment Dates:  April 1 and October 1
            Record Dates:  March 15 and September 15
  Additional provisions of this Security are set forth on other side of this Security.

Dated:  March 24, 1999


CERTIFICATE OF AUTHENTICATION      COMPTEK RESEARCH, INC.
The Bank of New York
as Trustee, certifies that this
is one of the Securities referred
to in the within mentioned         By:___________________
Indenture.                          President, Chief Executive
                                   Officer
By:______________________           and Chairman of the Board of
 Authorized Signatory              Directors


                                   By:___________________
                                    Chief Financial Officer, Vice
                                   President
                                    and Treasurer


                                   SEAL

                  [FORM OF REVERSE OF SECURITY]

                     COMPTEK RESEARCH, INC.
       8-1/2% Convertible Subordinated Debenture Due 2004

         1. Interest. Comptek Research, Inc., a New York corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year beginning October 1, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 24, 1999; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360 day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders of the Securities at the close of business on the September 15 or March 15 immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal and premium payments. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

         The payment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency of the Paying Agent in the Borough of Manhattan, City and State of New York. Payments of principal of, premium, if any, and interest on this Security shall be made at the office or agency of the Trustee maintained in the Borough of Manhattan, City and State of New York, or, in the case of any such payments other than the payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

         3. Registrar and Agents. Initially, The Bank of New York will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of The Bank of New York is 101 Barclay Street, New York, New York 10286.

         4. Indenture; Limitations. The Company issued the Securities under an Indenture, dated as of March 24, 1999 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

         The Securities are general unsecured obligations of the Company limited to $20,000,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

         5. Optional Redemption by the Company. The Company may, at its option, at any time on or after March 1, 2002, redeem all of the Debentures or some of them, on at least 30 days' but not more than 60 days' written notice to each holder of Debentures to be redeemed at his or her registered address, at the redemption prices set forth below. The redemption prices (expressed as a percentage of principal amount) are as follows for the 12-month period beginning on or after March 1 of the following years:

                                        Redemption
          Year                               Price
          2002                           103.4%
          2003                           101.7%
          2004 and thereafter            100.0%

The Debentures may not be so redeemed before March 1, 2002.

          6. Certain Rights to Require Repurchase of Debentures by the Company. In the event that there shall occur a Change in Control of the Company, each Holder shall have the right, at such Holder's option, to require the Company to purchase, all or any part of such Holder's Notes, 75 days after the date the Company gives notice of the Change in Control as contemplated in the Indenture, at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest.

          7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

         8. Conversion. A Holder of a Security may convert such Security into shares of common stock of the Company after the effective date of the Registration Statement and before the close of business on April 1, 2004. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial conversion price is $9.50 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share.

          To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security,
(2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of common stock issued on conversion; provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

          If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into shares of common stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

          9. Subordination. This Security is subordinated to all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities. Any Securityholder by accepting this Security agrees to such subordination and authorizes the Trustee to give it effect.

          In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

          10. Denominations, Transfer, Exchange. The Securities issued under the Indenture are in the aggregate principal amount of up to $20,000,000. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

          11. Persons Deemed Owners.  The registered Holder of a
Security may be treated as its owner for all purposes.

          12. Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders may look only to the Company for payment.

          13. Discharge Prior to Redemption or Maturity. The Indenture will be discharged and canceled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

          14. Amendment and Waiver. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least 66-2/3% in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Securityholder, the Company may amend or supplement the Indenture or the Securities to, among other things, provide for uncertificated Securities, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

          15. Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          16. Defaults and Remedies. If an Event of Default, as defined in the Indenture (other than a Event of Default relating to bankruptcy of the Company), occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If an Event of Default relating to bankruptcy of the Company occurs, then all Securities shall become immediately due and payable without any declaration or act on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.
The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

          17. Trustee Dealings with the Company. The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          18. No Recourse Against Others. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         19. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

         20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. It also will furnish the text of this Security in larger type. Requests may be made to: Comptek Research, Inc., 2732 Transit Road, Buffalo, New York 14224. Attention: President.


                         TRANSFER NOTICE

If you, the Holder, wants to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to

________________________________________________________________

              (INSERT ASSIGNEE'S SOCIAL SECURITY OR

                   TAX IDENTIFICATION NUMBER)




________________________________________________________________

________________________________________________________________

________________________________________________________________

      (Print or type assignee's name, address and zip code)

____________________________________________________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

         In connection with the transfer of this Security, the undersigned certifies that:

         (Check one)

                             [ ]  (a)  This Security is being
                        transferred to Comptek Research, Inc.

                             [ ]  (b)  Transfer other than those
                        above in connection with which the
                        Company and the Trustee has received an
                        opinion of counsel (satisfactory to them in form and substance) to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.




Date:___________________________________________________________

Your
signature:______________________________________________________
            (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed
by*:________________________________________________________

* Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to, or substitution for, STAMP, if this Security is to be delivered other than to and in the name of the registered holder.

IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT BE OBLIGATED TO REGISTER THE TRANSFER OF THIS SECURITY UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE INDENTURE SHALL HAVE BEEN SATISFIED.


                        CONVERSION NOTICE

   To convert this Security into shares of common stock of the
                     Company, check the box:




To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any multiple thereof):


                 $

________________________________________________________________
________________________________________________________________
_______________________________________________________________
If you want the Security certificate, if any, made out in another person's name, fill in the form below:

(INSERT OTHER PERSON'S SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER)




________________________________________________________________
________________________________________________________________
________________________________________________________________
      (Print or type assignee's name, address and zip code)


Date:.__________________________________________________________

Your
signature:._____________________________________________________

 (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed
By*:________________________________________________________
*Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to, or substitution for, STAMP, if this Security is to be delivered other than to and in the name of the registered holder.


Exhibit 4.1(c)



                  REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 24, 1999, by and between COMPTEK RESEARCH, INC., a New York corporation (the "Company"), and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     This Agreement is made pursuant to the Purchase Agreement, dated as of March 19, 1999, between the Company and the Purchaser (the "Purchase Agreement"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide for the benefit of the holders (initially consisting of the Purchaser and the Other Purchasers as defined below) of the Company's Transfer Restricted Securities (as defined below) the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the Closing under the Purchase Agreement.

     The Company proposes to enter into substantially this same form of registration rights agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Debentures to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the registration rights agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

     The parties hereby agree as follows:

1.   Definitions

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Closing:  Has the meaning such term is given in the Purchase
Agreement.

     Closing Date: Has the meaning such term is given in the Purchase Agreement.

     Common Stock: The shares of common stock of the Company, $.02 par value per share.

     Debentures:   The Company's 8 1/2% Convertible  Subordinated
Debentures  due April 1, 2004 being sold and issued  pursuant  to
the   Purchase  Agreement  and  the  Indenture  in  an  aggregate principal amount of up to $20 million.

     Effective Date: The date the Shelf Registration is declared effective by the SEC.

     Exchange  Act:   The Securities Exchange  Act  of  1934,  as
amended from time to time.

     Indemnified Holder:  See Section 6(a).

     Indenture:   The  Indenture, dated as  of  March  24,  1999,
between the Company and The Bank of New York, as Trustee.

     NASD:  National Association of Securities Dealers, Inc.

     Person:  Any individual, partnership, corporation, trust  or
unincorporated  organization,  or  government  (or  any   agency,
instrumentality or political subdivision thereof).

     Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion  of the Transfer Restricted Securities, pursuant  to  any registration covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     Registrable Securities: The Debentures and the shares of Common Stock issuable upon conversion of the Debentures; provided that a Debenture or a share of Common Stock, as the case may be, ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

     Registration Expenses.  See Section 5.

     Registration Statement: Any registration statement of the Company which covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

     Securities Act: The Securities Act of 1933, as amended from time to time.

     SEC:  The Securities and Exchange Commission.

     Selling   Expenses:   All  underwriting  discounts,  selling
commissions   and   stock  transfer  taxes  applicable   to   the
Registrable Securities.

     Shelf Registration:  See Section 3.

     Transfer Restricted Debentures: The Debentures upon original issuance thereof and at all times subsequent thereto until the earlier of the following: (i) such Debentures have been effectively registered under Section 5 of the Securities Act and disposed of in accordance with the Registration Statement covering them or (ii) such Debentures have been distributed to the public pursuant to Rule 144 (or any similar provisions then in force).

     Transfer  Restricted  Securities:  The  Transfer  Restricted
Debentures and the Transfer Restricted Shares.

     Transfer Restricted Shares: The shares of Common Stock issuable upon conversion of the Debentures until the earlier of the following: (i) such shares of Common Stock have been effectively registered under Section 5 of the Securities Act and disposed of in accordance with the Registration Statement covering them or (ii) such shares of Common Stock have been distributed to the public pursuant to Rule 144 (or any similar provisions then in force).

     Trustee:  The Trustee under the Indenture.

2.   Securities Subject to this Agreement

     (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

     (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person is the
beneficial  owner  of  Registrable Securities.   The  Company  is
entitled to treat the record holder of Registrable Securities as beneficial owner of Registrable Securities unless otherwise notified by such holder.

3.    Shelf  Registration:  Timing of Filing,  Effectiveness  and
Period of Usability

     Subject to the provisions of Section 4 hereof, the Company shall use its best efforts to file a "shelf" Registration Statement (a "Shelf Registration") on Form S-3 or any other appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for all the Registrable Securities, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, as promptly as practicable after the Closing and in any event not later than 30 days after the Closing and to cause such Shelf Registration Statement to be declared effective as promptly as practicable after the Closing and in any event not later than 90 days after the Closing.

     The Company agrees to use its best efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities until two (2) years from the Effective Date or such shorter period which will terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or when all Registrable Securities otherwise have been sold pursuant to Rule 144 or are freely tradeable in essentially the same manner as contemplated in Section 4 below (the "Effectiveness Period").

4.   Registration Procedures

     In connection with the Company's obligation to file a Registration Statement as provided in Section 3 hereof, the Company will as expeditiously as possible:

     (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to Purchaser and the
holders   of   the   Registrable  Securities  covered   by   such
Registration Statement a copy of all such documents proposed to be filed, which documents will be subject to the review of Purchaser and such holders and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement shall reasonably object (provided that the Company may assume, for the purposes of the foregoing that any holder of Registrable Securities has no objection if the Company has not received notice from such holder within five business days after delivery of such documents to such holder);

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

     (c) notify Purchaser and the holders of Registrable Securities promptly, and confirm such advice in writing:

          (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

          (2) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (4) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading.

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) furnish, without charge, to Purchaser and each selling holder of Registrable Securities, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (f) deliver to Purchaser and each selling holder of Registrable Securities without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of Purchaser and the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

     (g) at least 14 days prior to filing of the Registration Statement, use its best efforts to furnish by certified mail to the beneficial holders of the Registrable Securities, at the addresses of record specified on the transfer books held by the Trustee, notice of the Company's intention to file a Registration Statement and request that all holders of Registrable Securities desiring to sell their Registrable Securities pursuant to the Registration Statement notify the Company promptly in writing;

     (h) cooperate with Purchaser and the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

     (i) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate
the   disposition   of  such  Registrable  Securities   in   such
jurisdictions within the United States of America as the sellers may specify in response to inquiries to be made by the Company, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (j) if any event shall occur as a result of which the Board of Directors of the Company shall determine that it is necessary, based on the opinion of counsel for the Company or for the holders of a majority of the Registrable Securities, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (k) obtain a CUSIP number for all Registrable Securities (unless already obtained), not later than the Effective Date;

     (l) make available for inspection during normal business hours by a representative of the holders of a majority of Registrable Securities and any attorney or accountant retained by such
representative,  all  material  financial  and   other   records,
pertinent and material corporate documents and properties of  the
Company,   and  cause  the  Company's  officers,  directors   and
employees to supply all material information reasonably requested by such representative or any such attorney or accountant in connection with the Registration Statement; provided that all such records, information or documents shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or is generally available to the public other than as a result of disclosure in violation of this paragraph (l);

(m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to their security holders an earning statement satisfying the provisions of Section 11(a) of the Securities Act (in accordance with Rule 158 thereunder or otherwise), no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the Effective Date, which statements shall cover said 12-month period;
(n) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended from time to time (the "TIA"), and, in connection therewith, cooperate with the Trustee under the Indenture and the holders of the Debentures to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner; and
(o) if at any time an event of the kind described in Section 4(j) shall occur, promptly notify Purchaser and the holders of Registrable Securities that the use of the Prospectus must be discontinued.
     Each selling holder of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such holder provided herein, to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company described in paragraph 4(o), such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company (which notice the Company shall give as promptly as reasonably possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     Notwithstanding any other provision in this Agreement, the Company shall not under any circumstances be entitled to exercise its rights under Section 4(j) to defer sales of Registrable Securities except as follows: the Company may defer sales of Registrable Securities in accordance with Section 4(j) for a period not to exceed an aggregate of sixty (60) days in any three hundred sixty five (365) day period, and the period in which sales of Registrable Securities are suspended shall not exceed fifteen (15) days unless the Company shall deliver to such holders of Registrable Securities one or more subsequent notices to the effect set forth above, each of which shall have the effect of extending the period during which sales of Registrable Securities are deferred by up to an additional fifteen (15) days, or such shorter period of time as is specified in such subsequent notice.

5.   Registration Expenses

     (a) All expenses (other than Selling Expenses) incident to the Company's performance of or compliance with this Agreement, including without limitation:

          (1)  all registration, filing and listing fees;

          (2) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the holders of a majority in principal amount of the Registrable Securities being sold may reasonably designate);

          (3)  printing, messenger, telephone and delivery expenses;

          (4)  fees and disbursements of counsel for the Company;

          (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit necessary to satisfy the requirements of the Securities Act and any "cold comfort" letters required by or incident to such performance);

          (6) securities acts liability insurance if the Company so desires;

          (7)  fees and expenses of other Persons retained by the Company;
     and

          (8) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement

(all  such  expenses being herein called "Registration Expenses")
will  be  borne  by  the  Company,  regardless  of  whether   the
Registration Statement becomes effective.

     The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on a securities exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

6.   Indemnification and Contribution

     (a) Indemnification by the Company. The Company agrees, to indemnify and hold harmless each holder of Registrable
Securities, its officers, directors, employees and agents and each Person who controls such holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished to the Company by such holder, or its representatives, for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing (but the omission to so notify the Company shall not relieve it of any liability that it may have against any Indemnified Holder otherwise than under this subsection unless the Company has been materially prejudiced by such delay), and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all reasonable expenses. Indemnified Holders shall have the right, collectively, to employ their own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Holders unless (a) the Company shall have failed to assume the defense of such action or proceeding or (b) the named parties to any such action or proceeding (including any impleaded parties) include the Indemnified Holders and the Company, and the Indemnified Holders shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Holders which are different from or additional to those available to the Company (in which case, if the Indemnified Holders notify the Company in writing that they elect to employ their own counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Holders, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Holders which firm shall be designated in writing by the Indemnified Holders representing at least a majority of the aggregate principal amount of the outstanding Debentures). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Holders from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Indemnified Holders, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Holder is or could have been a party and indemnity could have been sought hereunder by such Indemnified Holder, unless such settlement includes an unconditional release of such Indemnified Holder from all liability or claims that are the subject matter of such proceeding.

     (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold
harmless   the  Company,  its  respective  directors,   officers,
employees and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder, or its representatives, for use in any
Registration  Statement  or  Prospectus,  or  any  amendment   or
supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its respective directors, officers, employees or agents or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company, and the Company or its respective directors, officers, employees or agents or such controlling person shall have the rights and duties given to each
holder  by  the  preceding paragraph.   In  no  event  shall  the
liability   of  any  selling  holder  of  Registrable  Securities
hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable
Securities giving rise to such indemnification obligation.   Each
holder    of   Registrable   Securities   will   also   indemnify
underwriters,  selling  brokers,  dealer  managers  and   similar
securities   industry   professionals   participating   in    the
distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of
the   Company.   The  Company  and  each  holder  of  Registrable
Securities   shall  be  entitled  to  receive  indemnities   from
underwriters,  selling  brokers,  dealer  managers  and   similar
securities   industry   professionals   participating   in    the
distribution, to the same extent as provided above  with  respect
to   information  so  furnished  in  writing  by   such   Persons
specifically  for  inclusion  in any Prospectus  or  Registration
Statement.

     (c)  Contribution.  If the indemnification provided for in this
Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the sale of the Debentures to Purchaser pursuant to the Purchase Agreement on the one hand and each holder of Registrable Securities from the offering of the Registrable Securities by such holder, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each holder of Registrable Securities on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as the other relevant equitable considerations. The relative benefits received by the Company on the one hand and each holder of Registrable Securities on the other shall be deemed to be in the same proportion as the aggregate amount paid by Purchaser to the Company pursuant to the Purchase Agreement for the Registrable Securities purchased by such holder that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such holder paid for the Registrable Securities that were sold pursuant to the Registration Statement and the amount received by
such  holder  from  such  sale.   The  relative  fault  shall  be
determined  by  reference  to, among other  things,  whether  the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the particular holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or
omission.   The Company and the holders of Registrable Securities
agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the first sentence of this subsection (c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending against any action or claim that is
the   subject  of  this  subsection  (c).   Notwithstanding   the
provision of this subsection (c), each holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.   Rule 144

     During the Effectiveness Period and for so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company is not subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company also covenants that it will provide the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder of Registrable Securities which continues to be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and it will take such further action as any holder of such Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, so long as such provision does not require the public filing of information relating to the Company which the Company is not otherwise required to file, or (b) any similar rule or regulation hereafter adopted by the SEC that does not require the public filing of information relating to the Company. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

8.   Miscellaneous

     (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to their securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

     (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of a majority of the Transfer Restricted Debentures and a majority of the Transfer Restricted Shares. Notwithstanding the foregoing, a waiver of consent to departure from the provision hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Transfer Restricted Securities being sold.

     (d) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, telecopier, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed or if telecopied, when receipt is acknowledged, and shall be delivered as addressed as follows:

          (1) if to the Purchaser, at the most current address given by the Purchaser to the Company in accordance with the provisions of this Section 8(d), which address initially is as set forth on the signature page hereto;

          (2) if to a holder of Registrable Securities, at its address of record as indicated on the books of the transfer agent and registrar for the Registrable Securities; and

          (3) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
     Section 8(d).

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the addresses specified in the Indenture.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

     (f)  Counterparts.  This Agreement may be executed in any number
of   counterparts   and  by  the  parties  hereto   in   separate
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g)   Headings.   The  headings in this  Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED  IN ACCORDANCE WITH THE LAWS OF THE STATE OF  NEW  YORK
WITHOUT REFERENCE TO ITS RULES AS TO CONFLICTS OF LAW.

     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a
complete   and   exclusive  statement  of   the   agreement   and
understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with  respect to the registration rights granted by  the  Company with  respect  to  the securities sold pursuant to  the  Purchase
Agreement.   This Agreement supersedes all prior  agreements  and
understandings between the parties with respect to such subject matter.

                    [signature page follows]
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                              COMPTEK RESEARCH, INC.


                              By:________________________________
                              Name:  John Sciuto
                              Title:      President   and   Chief
                              Operating Officer


                              Print or Type:

                              Name  of  Purchaser (Individual  or
                              Institution):


                              ___________________________________

                              Name of Individual representing
                              Purchaser (if an Institution):


                              ___________________________________

                              Title of Individual representing
                              Purchaser (if an Institution):


                              ___________________________________
                              Signature by:

                              Purchaser or Individual
                              representing Purchaser:

                              _________________________________
                              Address:
                              _________________________________
                              Telephone:
                              _______________________________
                              Telecopier:
                              _______________________________



Exhibit  12.1






                    Statement Re Computation of Ratios
                                                                     Nine
                                                                    Months
                                                                     Ended
                            Years Ended March 31,                    Dec.
                                                                      25,
                1998      1997      1996       1995       1994       1998
               ------------------------------------------------------------

Income from    $4,422    $3,621       $931      $(30)    $(7,400)     3,911
  continuing
  Operations

Loss
  associated
  with              -         -    (8,980)    (1,033)       (116)         -
  Aria
  Wireless
  Systems,
  Inc.
               _____________________________________________________________
                4,422     3,621    (8,049)    (1,063)     (7,516)     3,911
               _____________________________________________________________
Fixed
  charges:
  Interest        421       595        218        218         266     1,099

  Interest        556       557        479        479         605       693
   factor
   portion
   of
   rentals

Amortization        -         -          -          -           -        10
   of debt
   Issuance
   costs
                ____________________________________________________________
     Total        977     1,152        697        697         871     1,802
      fixed     ____________________________________________________________
      charges

Income
  before
  income       $5,399     4,773   ($7,352)     ($366)    $(6,645)     5,713
  taxes and    =============================================================
  fixed
  charges

Ratio of
  earnings        5.5       4.1          -          -           -       3.2
  (loss)       =============================================================
  to fixed
  charges
  (1)

(1) In Fiscal 1994, 1995, 1996 fixed charges exceeded earnings by $7.5 million, $1.1 million and $8.3 million, respectively.


Exhibit 15.1


The Board of Directors
Comptek Research, Inc.:

With respect to this registration statement, we acknowledge our awareness of the use herein of our reports dated July 17, 1998, October 19, 1998, and January 21, 1999 related to our reviews of interim financial information.

Pursuant to rule 436(c) under the Securities Act of 1933 (the
Act), such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of section 7 and 11 of the Act.

                                        Very truly yours,

                                        /S/KPMG LLP
                                        KPMG LLP

Buffalo, New York
April 22, 1999


Exhibit 23.2


                CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Comptek Research, Inc.:


We consent to the use of our reports dated May 14, 1998, on the consolidated financial statements of Comptek Research, Inc. and subsidiaries as of March 31, 1998 and 1997 and for each of the years in the three-year period ended March 31, 1998 and the related financial statement schedule incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/KPMG LLP
                                        KPMG LLP



Buffalo, New York
April 22, 1999



Exhibit 23.3


                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Comptek Research, Inc.


We consent to the use of our report dated June 12, 1998 on the consolidated financial statements of Amherst Systems, Inc. as of April 30, 1997 and 1998 and for each of the years in the three-year period ended April 30, 1998, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/KPMG LLP
                                        KPMG LLP


Buffalo, New York
April 22, 1999


Exhibit 23.4

                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this registration statement on Form S-3 of Comptek Research, Inc., of our report dated March 27, 1998 with respect to the consolidated balance sheets of PRB Associates, Inc., and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997, which appears in Form 8-K/A of Comptek Research, Inc. dated July 27, 1998.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP


McLean, Virginia
April 20, 1999